Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of June 21, 2024, by and among EOS ENERGY ENTERPRISES, INC., a Delaware corporation (the “Company”), and CCM DENALI EQUITY HOLDINGS, LP (the “Purchaser”).

RECITALS

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in that certain Credit and Guaranty Agreement, dated as of the date hereof, by and among the Company, the guarantors party thereto, the various lenders thereto and CCM DENALI DEBT HOLDINGS, LP, as Administrative Agent and Collateral Agent (the “Credit Agreement”) and this Agreement: (i) shares of Non-Voting Non-Convertible Preferred Stock (the “Series A Preferred Stock”) of the Company, having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designation, in the form attached hereto as Exhibit A (the “Series A Certificate of Designation”), (ii) shares of Convertible Preferred Stock (which shall be substantially similar to the Series A Preferred Stock except the Convertible Preferred Stock shall be convertible into Common Stock (defined below) except that it shall be convertible into Common Stock, and include customary conversion and antidilution terms related thereto, and shall have certain rights to participate in future equity offerings by the Company (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”) of the Company, having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designation, in the form attached hereto as Exhibit B (the “Series B Certificate of Designation” and together with the Series A Certificate of Designation, the “Certificates of Designation”) which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in accordance with the terms set forth in the Series B Certificate of Designation, and (iii) Warrants to purchase shares of Common Stock (as defined below and together with the Preferred Stock, the “Securities”) in the form attached hereto as Exhibit C.

C. Concurrently with the execution and delivery of this Agreement, the Company is entering into the Credit Agreement, pursuant to which the Company is required to issue 59 shares of Series A Preferred Stock and a Warrant representing 43,276,194 shares of Common Stock on the Initial Closing Date (as defined below) and upon certain events described therein (each an “Issuance Event” and together, the “Issuance Events”), to issue Securities in accordance therewith (each a “Securities Issuance” and together, the “Securities Issuances”) on Subsequent Closing Dates (as defined below).

D. Each Securities Issuance required by the Credit Agreement shall also be subject to and governed by the terms and conditions of this Agreement.

E. Pursuant to the terms and conditions of the Credit Agreement, no shares of Series B Preferred Stock shall be issued prior to the receipt of the Requisite Stockholder Approval (as defined below).

F. The Company desires the Purchaser to provide the financing arrangements set forth in the Credit Agreement and the Board of Directors has determined that the provision of such financing arrangements by Purchaser is good and valid consideration for the issuance of any Securities pursuant to the terms of the Transaction Documents (as defined below), and any Securities issued hereby and thereby shall be deemed fully paid without further consideration being paid by Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2020 Incentive Plan” has the meaning set forth in Section 3.1(e)(i).

“Acquiring Person” has the meaning set forth in Section 4.4.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened against the Company, its Subsidiaries or any of their respective properties, or any officer, director or employee of the Company or any of its Subsidiaries acting in his or her capacity as an officer, director or employee, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Additional Subsequent Securities” has the meaning set forth in Section 2.3(c).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble. “Attribution Parties” has the meaning set forth in Section 4.7.

“Beneficial Ownership Limitation” has the meaning set forth in Section 4.7.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in either the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(b).

“Bylaws” has the meaning set forth in Section 3.1(b).

“Capital Stock” has the meaning set forth in Section 3.1(e)(i).

“Capitalization Date” has the meaning set forth in Section 3.1(e)(i).

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certificate of Incorporation” has the meaning set forth in Section 3.1(b).

“Closing Dates” has the meaning set forth in Section 2.4(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Equivalent” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is, at any time, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Haynes and Boone, LLP, with offices at 30 Rockefeller Plaza 26th floor, New York, NY 10112.

“Company Covered Person” has the meaning set forth in Section 3.1(y).

“Company Deliverables” has the meaning set forth in Section 2.5.

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge, or knowledge that would have been acquired after reasonable inquiry, of the executive officers or directors of the Company having responsibility for the matter or matters that are the subject of the statement.

“Contract” means, with respect to any Person, any written or oral agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals.

“Credit Agreement” has the meaning set forth in the Recitals.

“Disqualification Event” has the meaning set forth in Section 3.1(y).

“DTC” has the meaning set forth in Section 4.1(b).

“DWAC” has the meaning set forth in Section 4.1(b).

“Effect” means any effect, change, event, circumstance, state of fact, occurrence or development.

“Evaluation Date” has the meaning set forth in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other equity awards to employees, officers, directors or consultants of the Company pursuant to any stock, equity or option plan or agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company and (b) securities issued hereunder or upon the exercise or exchange of or conversion of or as payments-in-kind pursuant to any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into or requiring or permitting payments-in-kind of securities issued and outstanding on the date of this Agreement or permitted to be issued pursuant to clause (a), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities issuable pursuant to such securities or to decrease the exercise price, exchange price or conversion price or payment-in-kind terms of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities.

“Fully Diluted Share Count” has the meaning set forth in Section 2.3(a).

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and any taxing authority) or (d) self-regulatory organization (including, as applicable, the Principal Trading Market).

“Indemnified Person” has the meaning set forth in Section 4.10.

“Initial Closing” has the meaning set forth in Section 2.4(a).

“Initial Closing Date” has the meaning set forth in Section 2.4(a).

“Initial Securities” has the meaning set forth in Section 2.1.

“Initial Warrant” has the meaning set forth in Section 2.1.

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Issuance Event(s)” has the meaning set forth in the Recitals.

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, order, judgment or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of the Nasdaq Stock Market, the New York Stock Exchange or the Financial Industry Regulatory Authority, Inc.).

“Lock-up Restriction” has the meaning set forth in Section 4.1(d)(i).

“Material Adverse Effect” shall have the meaning set forth in the Credit Agreement; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (1) the announcement or disclosure of the sale of the Preferred Stock and Warrants or other transactions contemplated by this Agreement, (2) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of this Agreement, (3) any change in GAAP or applicable Law or the interpretation thereof; except in each case with respect to clause (3), (x) to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate and (y) the underlying cause of such Effect may be considered except to the extent such underlying cause would otherwise be excluded in accordance with the foregoing; or (b) prevents, materially adversely delays or materially adversely impedes, or could reasonably be expected to prevent, materially adversely delay or materially adversely impede the performance by the Company of its obligations under this Agreement and the other Transaction Documents, including, without limitation, the issuance and sale of the Securities.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” has the meaning set forth in the Recitals and 3.1(e)(i), and also includes any other class of securities into which the Preferred Stock may hereafter be reclassified or changed.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Initial Closing Date, shall be the Nasdaq Capital Market (“Nasdaq”).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Party” has the meaning set forth in Section 4.10.

“Registrable Securities” has the meaning set forth in Annex A attached hereto.

“Registration Rights” has the meaning set forth in Section 3.1(c).

“Registration Statement” means a registration statement meeting the requirements set forth in Annex A hereto, and covering the resale by the Purchaser of the Registrable Securities.

“Registration Statement Effective Date” has the meaning set forth in Section 4.1(b).

“Regulation D” has the meaning set forth in the Recitals.

“Required Fully Diluted Ownership” has the meaning set forth in Section 2.2.

“Requisite Stockholder Approval” has the meaning set forth in Section 4.8.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(f).

“Secretary’s Certificate” has the meaning set forth in 2.5(f)(i).

“Securities” means, collectively, the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares.

“Securities Act” has the meaning set forth in the Recitals.

“Securities Issuance(s)” has the meaning set forth in Recitals.

“Series A Certificate of Designation” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Series A-1 Preferred Stock” has the meaning set forth in Section 2.1.

“Series B Certificate of Designation” has the meaning set forth in the Recitals.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Share Count Notice” has the meaning set forth in Section 2.3(a).

“Shareholder Rights Plan” has the meaning set forth in Section 4.4.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis) with respect to Common Stock or other securities of the Company, and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Standard Settlement Period” means the standard settlement period for the Principal Trading Market, expressed in a number of Trading Days, as in effect on the applicable date, which as of the date of this Agreement is “T+1”.

“Stock Certificate” has the meaning set forth in Section 2.5(a).

“Stockholder Meeting” has the meaning set forth in Section 4.8.

“Stockholder Meeting Deadline” has the meaning set forth in Section 4.8.

“Subsequent Closing Date” has the meaning set forth in Section 2.4(c).

“Subsequent Securities” has the meaning set forth in Section 2.2.

“Subsequent Series A Preferred Stock” has the meaning set forth in Section 2.2.

“Subsequent Warrants” has the meaning set forth in Section 2.2.

“Subsidiary” means any subsidiary of the Company and shall include any subsidiary of the Company formed or acquired on or after the date hereof.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Credit Agreement, the Warrants, the Certificates of Designation, the Irrevocable Transfer Agent Instructions, and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, or any successor transfer agent for the Company.

“Unaudited Interim Balance Sheet” means the unaudited condensed consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2024 included in the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2024.

“Unlegended Share Delivery Date” has the meaning set forth in Section 4.1(b).

“Unrestricted Conditions” has the meaning set forth in Section 4.1(b).

“Variable Rate Transaction” has the meaning set forth in Section 4.11(b).

“Warrant Shares” means shares of Common Stock issuable upon the exercise of the Warrants.

“Warrants” means common stock purchase warrants to purchase shares of Common Stock, with an exercise price equal to $0.01, subject to adjustment therein, delivered to the Purchaser at the Initial Closing in accordance with Section 2.4(a) hereof, which Warrants shall have a term of exercise equal to ten

(10) years, substantially in the form attached hereto as Exhibit C.

ARTICLE 2

PURCHASE AND SALE

2.1 Initial Purchase. On the Initial Closing Date (as defined below), upon the terms and subject to the conditions set forth herein and in the Credit Agreement, the Company will issue to the Purchaser 59 shares of Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) and a Warrant representing 43,276,194 shares of Common Stock (the “Initial Warrant” and together with the Series A-1 Preferred Stock, the “Initial Securities”) in consideration for, and in accordance with, the terms and conditions of the financing arrangements set forth in the Credit Agreement.

2.2 Subsequent Purchases. Subsequent to the Initial Closing Date, upon the satisfaction or waiver of the conditions set forth herein and in the Credit Agreement, the Company shall issue to the Purchaser Series A Preferred Stock (the “Subsequent Series A Preferred Stock”), Series B Preferred Stock and/or Warrants (the “Subsequent Warrants” and together with the Subsequent Series A Preferred Stock and the Series B Preferred Stock, the “Subsequent Securities”) upon the occurrence of Issuance Events, such that the Fully Diluted Ownership (as defined in the Credit Agreement) of the Purchaser is equal to the Applicable Percentage (as defined in the Credit Agreement) required by such Issuance Event (the “Required Fully Diluted Ownership”), in consideration for, and in accordance with, the terms and conditions of the financing arrangements set forth in the Credit Agreement.

2.3 Purchase Determinations.

(a) Purchases Prior to Requisite Stockholder Approval. Prior to the Requisite Stockholder Approval, Purchaser shall have the right to determine whether Subsequent Series A Preferred Stock or Subsequent Warrants shall be issued in order to meet the Required Fully Diluted Ownership, subject to the Beneficial Ownership Limitation and the terms and conditions of the Credit Agreement. At least five (5) Business Days prior to any Issuance Event, the Company shall provide Purchaser with a notice, certified by its Chief Financial Officer (such notice, as certified, the “Share Count Notice”), of the number of shares of Common Stock that will be outstanding, on a fully diluted, as converted basis, on the date of the applicable Issuance Event (the “Fully Diluted Share Count”) and in accordance with the Credit Agreement. No later than two (2) Business Days following the receipt of the Share Count Notice, Purchaser shall provide the Company the number and type of Subsequent Securities it will receive on the Subsequent Closing Date (as defined below). Under no circumstances shall the Company issue Series B Preferred Stock prior to obtaining the Requisite Stockholder Approval.

(b) Purchases Subsequent to Requisite Stockholder Approval. Subsequent to the Requisite Stockholder Approval, Purchaser shall have the right to determine whether Series B Preferred Stock or Subsequent Warrants shall be issued in order to meet the Required Fully Diluted Ownership, subject to the Beneficial Ownership Limitation and the terms and conditions of the Credit Agreement. At least five (5) Business Days prior to any Issuance Event, the Company shall provide Purchaser with a Share Count Notice, of the Fully Diluted Share Count on the date of the applicable Issuance Event and in accordance with the Credit Agreement. No later than two (2) Business Days following the receipt of such notice, Purchaser shall provide the Company the number and type of Subsequent Securities it will receive on the Subsequent Closing Date.

(c) Adjustments. If the Fully Diluted Share Count increases between the date of the Share Count Notice and the applicable Issuance Date, the Company shall notify the Purchaser as soon as reasonably practicable and provide a corrected Fully Diluted Share Count, certificated by its Chief Financial Officer, indicating the number of additional Subsequent Securities Purchaser should receive or should have received at the applicable Issuance Date (the “Additional Subsequent Securities”). No later than two (2) Business Days following the receipt of such notice, Purchaser shall provide the Company the number and type of Additional Subsequent Securities it will receive. If it is impracticable to issue the Additional Subsequent Securities on the applicable Subsequent Closing Date, then the Additional Subsequent Shares shall be issued in a separate closing of Subsequent Securities (and for the avoidance of Doubt, the Company and Purchaser shall be required to comply with the terms of this Agreement applicable to closings of Subsequent Securities).

2.4 Closings.

(a) Initial Closing. Upon the satisfaction or waiver of the conditions set forth in Article 5, the closing of the issuance of the Initial Securities (the “Initial Closing”) shall take place on the date of closing of the Credit Agreement (the “Initial Closing Date”).

(b) Issuance and Delivery of Initial Securities. On the Initial Closing Date, the Company shall deliver to the Purchaser (i) a book-entry statement (or, if requested by the Purchaser, a certificate) from the Transfer Agent evidencing the Series A-1 Preferred Stock, registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), free and clear of any liens or restrictions (other than those arising under state and federal securities laws and bearing the legend set forth in Section 4.1(b), provided that the original of any certificate shall be delivered to the Purchaser as promptly as practicable after the Initial Closing Date but in no event more than three (3) Business Days after the Initial Closing Date), and (ii) a certificate evidencing the Initial Warrant registered in the name of the Purchaser.

(c) Subsequent Closings. Subsequent to the Initial Closing Date and in connection with any Issuance Events requiring the issuance of Subsequent Securities pursuant to the Credit Agreement the closing of the issuance of such Subsequent Securities shall take place on the date of such Issuance Event (each a “Subsequent Closing Date” and together with the Initial Closing Date, the “Closing Dates”).

(d) Issuance and Delivery of Subsequent Securities. On each Subsequent Closing Date, the Company shall deliver to the Purchaser (i) a book-entry statement (or, if requested by the Purchaser, a certificate) from the Transfer Agent evidencing the number of any Subsequent Series A Preferred Stock or Series B Preferred Stock, as applicable, registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), free and clear of any liens or restrictions (other than those arising under state and federal securities laws and bearing the legend set forth in Section 4.1(b), provided that the original of any certificate shall be delivered to the Purchaser as promptly as practicable after the Subsequent Closing Date but in no event more than three (3) Business Days after the Subsequent Closing Date), and (ii) a certificate evidencing any Subsequent Warrant registered in the name of the Purchaser, as applicable.

2.5 Closing Deliverables. On or prior to each Closing Date, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(a) evidence of the issuance of any Preferred Stock required to be issued at such Closing Date, in the name of the Purchaser by book-entry statement from the Transfer Agent (or, if the Purchaser requests that the Preferred Stock is to be represented in certificated form, a certificate representing the Preferred Stock in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit D hereto (the “Stock Certificate”));

(b) for any Warrant required to be issued at such Closing Date, a Warrant registered in the name of the Purchaser;

(c) for the Initial Closing, a legal opinion of Company Counsel, dated as of the Initial Closing Date and in form and substance reasonably satisfactory to the Purchaser, executed by such counsel and addressed to the Purchaser;

(d) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, the issuance of the number of shares of Preferred Stock and Warrants registered in the name of such Purchaser (or its nominee, as directed by the Purchaser);

(e) the Company shall have filed with Nasdaq a Listing of Additional Shares Notification, including with respect to the Conversion Shares and Warrant Shares, and for any Subsequent Closing Date shall not have received written notice from Nasdaq that it has objected to the transactions contemplated in the Transaction Documents;

(f) in connection with the Initial Closing Date:

(i) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the applicable Closing Date, certifying (A) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Securities, (B) the current versions of the certificate of incorporation, as amended, and bylaws, as amended, of the Company and (C) as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in substantially the form attached hereto as Exhibit F;

(ii) the Compliance Certificate referred to in Section 5.1(h); and

(iii) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Initial Closing Date.

(g) in connection with any Closing Date, a certified copy of a Certificate of Designation in substantially the form attached hereto as Exhibit A with respect to any Series A Preferred Stock required to be issued on the Closing Date or in substantially the form attached hereto as Exhibit B with respect to any Series B Preferred Stock required to be issued on the Closing Date, as filed with the Secretary of State of the State of Delaware; and

(h) in connection with any Subsequent Closing Date, a bringdown officer’s certificate, substantially in the form attached hereto as Exhibit G.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants the following, in addition to the representations and warrants of the Company set forth in Section 4 of the Credit Agreement (as Borrower therein) as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Purchaser; provided, however, in the event of any conflict or inconsistency between the terms of this Section 3.1 and Section 4 of the Credit Agreement, the terms of this Agreement will govern with respect to any such conflict or inconsistency (and then only to the extent provided herein):

(a) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into the Transaction Documents and to perform its obligations thereunder and consummate the transactions contemplated hereby or thereby. Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, sale, issuance and delivery of the Series A Preferred Stock the Warrants and the Warrant Shares, and subject to the Requisite Stockholder Approval, the Series B Preferred Stock and the Conversion Shares contemplated herein and in the Credit Agreement has been taken. Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, each of the Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, the execution, delivery and performance by the Company of the Transaction Documents and the issuance, sale and delivery of the Securities to be sold by the Company under the Transaction Documents (including the issuance of the Warrant Shares upon exercise of the Warrants and, subject to the Company obtaining Requisite Stockholder Approval, the issuance of Conversion Shares upon the conversion of the Series B Preferred Stock), the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including the issuance of the Warrant Shares upon exercise of the Warrants and, subject to the Company obtaining Requisite Stockholder Approval, the issuance of Conversion Shares upon the conversion of the Series B Preferred Stock) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other Contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), the Company’s bylaws, as amended (the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) subject to the Requisite Stockholder Approval, any statute or Law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Principal Trading Market), governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Filings, Consents and Approvals. Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, and except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transactions contemplated hereby, any required filing with Nasdaq (including the Listing of Additional Shares Notification related to the Conversion Shares and the Warrant Shares), the Requisite Stockholder Approval, the filing of the Certificate of Designation for the applicable Preferred Stock and the Registration Statement required to be filed by the registration rights included in Annex A hereof (the “Registration Rights”), neither the Company nor any of its Subsidiaries are required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchaser in Section 3.2, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including the Principal Trading Market), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the applicable Preferred Stock and the Warrants to be sold or otherwise issued pursuant to the Transaction Documents (including, subject to the Company obtaining the Requisite Stockholder Approval, the issuance of Series B Preferred Stock and Conversion Shares upon conversion of the Series B Preferred Stock and the issuance of the Warrant Shares upon exercise of the Warrants) other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Preferred Stock, the Warrants, the issuance of Conversion Shares upon conversion of the Preferred Stock, the issuance of the Warrant Shares upon exercise of the Warrants (other than the Requisite Stockholder Approval and filings that have been made, or will be made, pursuant to the rules and regulations of the Principal Trading Market). The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 3.1(c). The Company is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(d) Issuance of the Securities. Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, the issuance of the applicable Preferred Stock has been duly authorized, and the Preferred Stock, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in the Transaction Documents or any restrictions on transfer generally imposed under applicable securities laws) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Company. Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, the issuance of the Warrants has been duly authorized, and the Warrants, when issued and paid for in accordance with the terms of the Transaction Documents, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, the issuance of the Conversion Shares has been duly authorized, and the Conversion Shares, subject to receipt of the Requisite Stockholder Approval, when issued in accordance with the terms of the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, and shall be free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in the Transaction Documents or any restrictions on transfer generally imposed under applicable securities laws). Assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof, the issuance of the Warrant Shares has been duly authorized, and the Warrant Shares, subject to receipt of the Requisite Stockholder Approval, when issued in accordance with the terms of the Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable, and shall be free and clear of any Encumbrances, preemptive rights or restrictions (other than as provided in the Transaction Documents or any restrictions on transfer generally imposed under applicable securities laws). The Company has reserved such number of shares of Common Stock sufficient to enable full conversion or exercise, as applicable, of all of the Preferred Stock and Warrants then outstanding to the extent allowable pursuant to the Company’s current corporate governing documentations, including its Certificate of Incorporation and Bylaws and, upon receipt of the Requisite Stockholder Approval and assuming there are a sufficient number of authorized shares of Preferred Stock and Common Stock for the issuance of Subsequent Securities after the date hereof and excluding any Common Stock that would be issued upon the anti-dilution adjustments contained in the Preferred Stock or Warrants , the Company shall have reserved such number of shares of Common Stock sufficient to enable the full conversion of all of the Preferred Stock and the full exercise of all of the Warrants. The Securities will be issued in compliance with all applicable federal and state securities laws. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or capital stock of any Subsidiary, other than those that have been expressly disclosed in SEC Reports.

(e) Capitalization.

(i) As of the date hereof (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), none of which were issued and outstanding and (ii) 600,000,000 shares of Common Stock, 216,489,215 shares of which were issued and outstanding. The Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock.” All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of any Encumbrances. As of the Capitalization Date, the Company has reserved (i) 32,588,254 shares of Common Stock for issuance under the Company’s 2020 Incentive Plan (the “2020 Incentive Plan”), of which 8,628,150 shares have been reserved for issuance upon exercise or settlement of Company restricted stock units and options granted and outstanding under the Incentive Plan and 23,960,104 shares remain available for future issuance pursuant to the 2020 Incentive Plan. The Company has warrants outstanding to purchase an aggregate of 61,411,393 shares of Common Stock. The Company also has convertible notes outstanding that includes embedded conversion options to convert into an aggregate of 10,436,423 shares of Common Stock, based on an initial conversion price of approximately $1.67 per share of Common Stock, and an aggregate of 5,789,701 shares of Common Stock, based on an initial conversion price of approximately $20.00 per share of Common Stock.

(ii) After giving effect to the issuance of the Initial Preferred Series A Preferred Stock, the Company will have 1,000,000 shares of Preferred Stock authorized, 59 of which will be issued and outstanding. None of the outstanding shares of Preferred Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as otherwise set forth in this Agreement, as of the date hereof there are no outstanding options, warrants, rights (including conversion or preemptive rights), agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued Capital Stock of the Company or obligating the Company to issue or sell any share of Capital Stock of, or other equity interest in, the Company. The issuance and sale of the Securities (including, subject to the Company obtaining the Requisite Stockholder Approval, the issuance of Conversion Shares upon conversion of the Preferred Stock and the issuance of Warrant Shares upon exercise of the Warrants) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser).

(f) SEC Reports; Disclosure Materials. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, schedules, certifications, reports and other documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act since January 1, 2022 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”). As of the time it was filed with the Commission (or, if amended or superseded by a filing made at least one (1) Trading Day prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, or if amended or superseded by a filing made prior to the date of this Agreement, on the date of the last such amendment or superseding filing prior to the date of this Agreement, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The Company meets the requirements for use of Form S-3 under the Securities Act.

(g) Financial Statements. As of their respective filing dates, the financial statements (including any related notes) contained or incorporated by reference in the SEC Reports (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, and the published rules and regulations of the Commission applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (iii) fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. Other than as expressly disclosed in the SEC Reports filed at least one (1) Business Day prior to the date hereof, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required. The interactive data in extensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the consolidated financial statements of the Company included in the SEC Reports filed at least one (1) Business Day prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. The books of account and other financial records of the Company and each of its Subsidiaries are true and complete in all material respects.

(h) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the SEC Reports, have at all times since the date of enactment of the Sarbanes-Oxley Act been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Company’s Knowledge, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) to the Company’s Knowledge, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commission and the Public Accounting Oversight Board thereunder.

(i) Compliance with Laws. The Company and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its assets and property, except, in each case, for violations or possible violations which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Reports, the Company is not in violation of any of the rules, regulations or requirements of the Principal Trading Market and, to the Company’s Knowledge, there exist no facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Trading Market in the foreseeable future.

(j) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect. Since December 31, 2021, neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(k) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, since the date of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2024, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(l) Company’s Accounting System. Except as set forth in the SEC Reports, the Company and each of its Subsidiaries makes and keeps accurate books and records and maintains a system of internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except as would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Since January 1, 2022, neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices.

(m) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls designed to ensure that (i) material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and (ii) that information required to be disclosed by the Company in reports that it files, furnishes or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Except as set forth in the SEC Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in Exchange Act Rules 13a- 15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls or, to the Company's Knowledge, in other factors that could materially affect the Company's internal controls and there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated). The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(n) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(n) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(o) Private Placement. The issuance and sale of the Securities hereunder (including, subject to the Company obtaining Requisite Stockholder Approval, the issuance of Conversion Shares upon the conversion of the Preferred Stock and the issuance of Warrant Shares upon exercise of the Warrants) does not contravene the rules and regulations of the Principal Trading Market.

(p) Investment Company Status. The Company has never been, is not, and will not be, immediately after receipt of payment for the Preferred Stock and Warrants, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(q) Registration Rights. Other than registration rights pursuant to the Registration Rights, any piggy back rights that will be honored in connection with the Registration Rights or as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of the offer and sale of any securities of the Company other than those offers and sales which are currently registered on an effective registration statement on file with the Commission.

(r) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating such registration or listing. Except as otherwise publicly disclosed, the Company is, and immediately following the Closing will be, in compliance with all applicable listing requirements of the Principal Trading Market. The Company has filed with the Principal Trading Market a Listing of Additional Shares Notification covering the Conversion Shares and the Warrant Shares and has not received any written objection from the Principal Trading Market with respect to such notification with respect to the transactions contemplated hereby.

(s) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act, including Regulation D, in connection with the offer and sale by the Company of the Preferred Stock and Warrants as contemplated hereby or (ii) cause the offering of the Preferred Stock and Warrants pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(t) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has, directly or indirectly, offered or sold any of the Securities, or solicited any offers to buy any Securities, under any circumstances that would require registration under the Securities Act of the Securities, including by any form of general solicitation or general advertising.

(u) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(v) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Preferred Stock and Warrants. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. Furthermore, it is understood and acknowledged by the Company that: (i) none of the Purchaser have been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specific term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions made before or after the closing of the transactions contemplated hereunder or future private placement transactions may negatively impact the market price of the Company’s publicly-traded securities; and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that, (a) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(w) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(x) No Additional Agreements. The Company does not have any agreement or understanding (including side letters) with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(y) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities or the Conversion Shares pursuant to this Agreement.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Preferred Stock and Warrants are (and the Warrant Shares and Conversion Shares will be) “restricted securities” and the offer and sale thereof have not been registered under the Securities Act or any applicable U.S. state securities law and is acquiring the Preferred Stock and Warrants as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable U.S. state or other securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. Such Purchaser is acquiring the Preferred Stock and Warrants hereunder in the ordinary course of its business.

Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity in violation of federal securities law; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Preferred Stock and Warrants, it was, at the date hereof it is, and at the date of any exercise of the Warrants for cash it will be, (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and (ii) an “institutional account” as defined in FINRA Rule 4512(c) or a type of Person otherwise specified in FINRA Rule 5123(b).

(e) General Solicitation. Such Purchaser is not purchasing the Preferred Stock and Warrants as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. The purchase of the Preferred Stock and Warrants by such Purchaser has not been solicited by or through anyone other than the Company.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock and Warrants, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Preferred Stock and Warrants.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Stock and Warrants and the merits and risks of investing in the Preferred Stock and Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is requested in order to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Preferred Stock and Warrants.

(h) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. No Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(h) that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Preferred Stock and Warrants pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Stock and Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Stock and Warrants.

(j) Reliance on Exemptions. Such Purchaser understands that the Preferred Stock and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Preferred Stock and Warrants.

(k) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock and Warrants or the fairness or suitability of the investment in the Preferred Stock and Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Stock and Warrants.

The Company and the Purchaser each acknowledges and agrees that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article 4, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144, or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights and shall have the rights of a Purchaser under this Agreement and the Registration Rights with respect to such transferred Securities.

(b) Legends. Certificates and book-entry statements evidencing the Securities and any Conversion Shares or Warrant Shares shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A Purchaser may request that the Company remove, and, to the extent the Purchaser delivers to the Company or its Transfer Agent its legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form), the Company agrees to cause the removal of, any legend from such Securities: (i) if there is an effective registration statement covering the resale of such Securities (the date of effectiveness thereof, the “Registration Statement Effective Date”), (ii) if such Securities are sold or transferred pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations permitted to be removed in accordance with pronouncements issued by the staff of the SEC), in each case of the foregoing, provided that any contractual lock-up period applicable to such Purchaser’s Securities (if any) has expired (collectively, the “Unrestricted Conditions”). If a legend removal request is made pursuant to the foregoing, the Company will, no later than the Standard Settlement Period following the delivery by a Purchaser to the Company or the Company’s Transfer Agent of a legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form) together with any reasonable and customary representation letter(s) requested by the Company or its legal counsel (the “Unlegended Share Delivery Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends, or an equivalent book-entry position, as requested by the Purchaser. In the event that Conversion Shares or Warrant Shares are issued upon conversion or exercise, as applicable, after the Registration Statement Effective Date, the Conversion Shares or Warrant Shares shall be issued without restrictive legends. Without limiting the foregoing, either (a) upon request of the Purchaser or (b) as contemplated by the Irrevocable Transfer Agent Instructions, the Company shall reasonably promptly cause a restrictive legend to be removed from any certificate or book-entry statement for any Securities in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Purchaser new certificate(s) or book entry statement(s) representing the Securities that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC (as defined below) transfer to such Purchaser’s account. If so requested by a Purchaser, Securities free from all restrictive legends shall be transmitted by the Company’s Transfer Agent to a Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian system (“DWAC”), as directed by such Purchaser. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Securities in accordance with this Section 4.1(b), the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit the Securities to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Without limiting the obligations of the Company pursuant to the foregoing, if required by the Transfer Agent, the Company shall cause its counsel to issue a blanket legal opinion to its Transfer Agent promptly after the Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions has been met, to effect the removal of any legends hereunder. If the Company shall fail to issue to any Purchaser (other than a failure caused by incorrect, incomplete or untimely information provided by the Purchaser to the Company or its Transfer Agent), by the applicable Unlegended Share Delivery Date, a certificate, or a book-entry statement, as applicable, representing such Securities without restrictive legend or to issue such Securities to such Purchaser without restrictive legend through DWAC to the applicable balance account at DTC, as applicable, and after the Unlegended Share Delivery Date such Purchaser is required by its brokerage firm to purchase (in an open market transaction or otherwise) or such Purchaser or such Purchaser’s brokerage firm otherwise purchases the Securities to deliver in satisfaction of a sale by such Purchaser of the Securities which such Purchaser anticipated receiving without restrictive legend (a “Buy-In”), then the Company shall pay in cash to such Purchaser the amount by which (if any) (X) such Purchaser’s total purchase price (including brokerage commissions, if any) for the Securities so purchased in the Buy-In exceeds (Y) the amount obtained by multiplying (I) the number of shares of the Securities that the Company was required to deliver without restrictive legend to such Purchaser on the Unlegended Share Delivery Date multiplied by (II) the price at which the sell order giving rise to such purchase obligation was executed. Nothing herein shall limit any Purchaser’s right to pursue any other remedies available to it hereunder or under the Registration Rights, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver the Securities without restrictive legend as required pursuant to the terms hereof. The Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.1(b) is predicated upon the Company’s reliance that such Purchaser will only sell any such Securities pursuant to either the registration requirements of the Securities Act, or an exemption therefrom. Any fees (with respect to the Company’s Transfer Agent, Company counsel or otherwise) associated with the issuance of any required opinion or the removal of such legend shall be borne by the Company. The Company shall not be responsible for any fees incurred by the Purchaser in connection with the delivery of such unlegended Securities.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth herein.

(c) Irrevocable Transfer Agent Instructions. The Company shall issue the Irrevocable Transfer Agent Instructions. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(c) (or instructions that are consistent therewith) will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(c) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(c) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(c) that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing irreparable harm or economic loss and without any bond or other security being required.

(d) Lock-up Restriction.

(i) The Purchaser agrees it shall not Transfer any Securities issued hereby until one year following the Initial Closing Date (the “Lock-up Restriction”). For a period of one year following the Initial Closing Date, certificates and book-entry statements evidencing the Securities and any Conversion Shares or Warrant Shares shall bear the following restrictive legend:

THE SECURITIES REPRSENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANFSER UNDER THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF June 21, 2024, BETWEEN THE COMPANY AND THE PURCHASER NAMED ON THE SIGNATURE PAGES THERETO.

(ii) Notwithstanding the provisions set forth in paragraph 4(d)(i), the Lock-up Restriction shall not apply to transfers of Securities (a) to the officers or directors of the Purchaser or its affiliates, any affiliate of the Purchaser or entity under common control, any family member of any of the Purchaser’s or its affiliates’ officers or directors, any members or partners of the Purchaser or their affiliates, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the Purchaser’s organizational documents upon liquidation or dissolution of the Purchaser or pursuant to a distribution by the Purchaser; (f) to the Company for no value for cancellation; (g) in the event of the Company’s liquidation; (h) in the event of completion of a liquidation, merger, share exchange or other similar transaction by the Company in which shareholders generally have a right to exchange shares that results in a Change of Control (as defined in the Credit Agreement) or (i) in connection with a Change of Control (as defined in the Credit Agreement); provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

4.2 Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144, until such time as Purchaser may sell the Securities without limitation under Rule 144, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and, if during such period, the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Preferred Stock and Warrants in a manner that would require the registration under the Securities Act of the sale of the Preferred Stock, the Warrants to the Purchaser or that will be integrated with the offer or sale of the Preferred Stock and Warrants for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement or Law (including Section 203 of the Delaware General Corporation Law) (a “Shareholder Rights Plan”) in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Preferred Stock and Warrants under the Transaction Documents, and no such Shareholder Rights Plan is currently in effect.

4.5 Non-Public Information. If at any time the Purchaser has not designated a director or a board observer to the Board of Directors pursuant to its rights to do so as set forth in the Certificate of Designations, then except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf including its representatives, Affiliates, officers, directors, employees or agents, will provide the Purchaser or any of the Purchaser’s Affiliates, representatives, agents or counsel with any information regarding the Company or any Subsidiary that constitutes, or that the Company reasonably believes constitutes, material non-public information without the express written (email being sufficient) consent of the Purchaser, unless prior thereto the Purchaser or any of the Purchaser’s Affiliates, attorneys, agents or representatives shall have previously consented in writing to the receipt of such information and agreed with the Company to keep such information confidential until such time as such information is publicly disclosed or such time as set forth in such written agreement. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality or trust to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates, not to trade while aware of such material non-public information. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Principal Trading Market Listing. The Company shall use its reasonable best efforts to take all steps necessary to cause the Conversion Shares and the Warrant Shares to be approved for listing on the Principal Trading Market as promptly as possible.

4.7 Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth in the Certificate of Designation or the Warrants, the Company shall not effect any conversion of any share of Preferred Stock or any exercise of any Warrant, and a Purchaser shall not have the right to convert any portion of its Preferred Stock or exercise any portion of its Warrant, to the extent that, after giving effect to such attempted conversion set forth on an applicable Notice of Conversion (as defined in the Certificate of Designation) with respect to the Preferred Stock or such attempted exercise set forth on an applicable Notice of Exercise (as defined in the Warrant), as the case may be, such Purchaser (or any of such Purchaser’s Affiliates or any other Person who would be a beneficial owner of Common Stock beneficially owned by the Purchaser for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Purchaser is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrant subject to the Notice of Exercise or conversion of Preferred Stock subject to the Notice of Conversion or the automatic conversion, as applicable, with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Preferred Stock beneficially owned by such Purchaser or any of its Attribution Parties, (ii) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Purchaser or any of its Attribution Parties and (iii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Purchaser or any of its Attribution Parties that are subject to and would exceed a limitation on conversion or exercise similar to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 4.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, and the terms “beneficial ownership” and “beneficially own” have the meanings ascribed to such terms therein. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 4.7, in determining the number of outstanding shares of Common Stock, a Purchaser may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (a) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (b) a more recent public announcement by the Company that is filed with the Commission, or (c) a more recent notice by the Company or the Company’s transfer agent to the Purchaser setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written request of a Purchaser (which may be by e-mail), the Company shall, within two (2) Trading Days of such request, confirm in writing to such Purchaser (which may be by e-mail) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series B Preferred Stock and Warrants, by such Purchaser or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Purchaser. The “Beneficial Ownership Limitation” (y) shall initially be set at the discretion of the Purchaser to a percentage between 0% and 19.99% of the number of shares of the Common Stock outstanding or deemed to be outstanding as of the Initial Closing Date, and (z) following receipt of the Requisite Stockholder Approval, shall be set at the discretion of the Purchaser to a percentage between 0% and 49.9% of the number of shares of Common Stock outstanding or deemed to be outstanding as of the applicable measurement date. The Company shall be entitled to rely on representations made to it by any Purchaser in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Company, upon receipt of the Requisite Stockholder Approval, any Purchaser may amend the Beneficial Ownership Limitation percentage with respect to such Purchaser to any percentage that is lower than or equal to 49.9%. The provisions of this Section 4.7 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Securities in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Purchaser for any purpose including for purposes of Section 13(d) or Rule 16a- 1(a)(1) of the Exchange Act.

4.8 Requisite Stockholder Approval. The Company shall take all action necessary under applicable law to call, give notice of and hold a special meeting of stockholders (a “Stockholder Meeting”) within 90 days from the Initial Closing (the “Stockholder Meeting Deadline”) for the purpose of obtaining stockholder approval of the Transactions (the “Requisite Stockholder Approval”). The Company shall use its commercially reasonable best efforts to solicit its stockholders’ approval of such resolution and to cause the Board of Directors to recommend to the stockholders that they approve such resolution.

4.9 Conversion and Exercise Procedures. The form of Notice of Conversion included in any Series B Certificate of Designation and the form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchaser in order to convert the Series B Preferred Stock or to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert their Series B Preferred Stock or to exercise their Warrants. Without limiting the preceding sentence, no ink-original Notice of Conversion or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion or Notice of Exercise form be required in order for the registered holder thereof to convert or exercise the Series B Preferred Stock or Warrants. The Company shall honor conversions of the Series B Preferred Stock and exercises of the Warrants and shall deliver Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.10 Indemnification of Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, investment advisers or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any Action instituted against a Purchaser in any capacity, or any Purchaser Party, by any stockholder of the Company who is not an Affiliate of such Purchaser seeking indemnification, with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents). Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim or circumstances that would or may give rise to a claim or the commencement of any Proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.10, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such Proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel; provided, that the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (a) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (b) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (c) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In the event of the circumstances described in the foregoing clause (c), if the Indemnified Person notifies the Company in writing that such Indemnified Person elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Person. The Company shall not be liable for any (x) settlement of any Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned or (y) to the extent fees or costs incurred pursuant to this Section 4.10 are attributable to the Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or the other Transaction Documents or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding and does not include any admission to fault. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Person against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Subsequent Equity Sales.

(a) From the date hereof until the one year anniversary of the Initial Closing Date, neither the Company nor its Subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents; provided, however, that the restrictions set forth in this Section 4.11(a) shall not apply during any period in which the Purchaser has failed to fund a Delayed Draw Term Loan (as defined in the Credit Agreement), irrespective of whether the applicable Milestone (as defined in the Credit Agreement) with respect thereto has been achieved. Notwithstanding the foregoing, the restrictions set forth in this Section 4.11(a) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(b) From the date hereof until the date that is the earlier of nine (9) months after the Initial Closing Date and the date that no Securities are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of any Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. For purposes hereof, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price (but not including an “at-the-market” offering).

4.12 Registration Rights. The Company and the Purchaser agree to be bound by the Registration Rights set forth on Annex A, the term of which are incorporated by reference herein.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Preferred Stock and Warrants. The obligation of the Purchaser to acquire Preferred Stock and Warrants at the Initial Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Initial Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, order, executive order, decree, judgment, writ, order, ruling or injunction shall have been enacted, entered, promulgated, issued or endorsed by any court of competent jurisdiction or any Governmental Authority that enjoins, prevents or prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Stock and Warrants (except for the Requisite Stockholder Approval), all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) No Suspensions of Trading in Common Stock; No Stop Orders; Listing. The Common Stock shall not have been suspended by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market. No stop order shall have been imposed by the Commission or any other Governmental Authority or regulatory body with respect to public trading in the Common Stock. The Principal Trading Market shall not have raised any objection to the consummation of the transactions contemplated by the Transaction Documents.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.5.

(h) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of each Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (f) and (i) in the form attached hereto as Exhibit H.

(i) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

5.2 Conditions Precedent to the Obligations of the Company to issue Preferred Stock and Warrants. The Company’s obligation to issue the Preferred Stock and Warrants at the Initial Closing to the Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Initial Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date.

(b) No Injunction. No statute, rule, regulation, order, executive order, decree, judgment, writ, order, ruling or injunction shall have been enacted, entered, promulgated, issued or endorsed by any court of competent jurisdiction or any Governmental Authority that enjoins, prevents or prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(c) Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17 herein.

ARTICLE 6

MISCELLANEOUS

6.1 Fees and Expenses. Fees and expenses shall be governed by the Credit Agreement. Additionally, and not in duplication of the Credit Agreement, the Company shall remain obligated to pay all reasonable fees, costs and expenses (but excluding the payment of an exercise price), including all reasonable attorney’s fees, incurred by the Purchaser in connection with the administration of this Agreement or any Securities issued hereunder, including any consents, amendments, supplements, waivers or other modifications of this Agreement or any Securities issued hereunder and the exercise of Purchaser’s exercise or redemption rights, and the enforcement, preservation or protection of Purchaser’s rights and remedies under this Agreement or in respect of any Securities issued hereunder.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Before or at the Closing, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address or facsimile number specified in this Section 6.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given if delivered personally or if sent by U.S. certified or registered mail, return receipt requested; provided, in the case of clauses (a) and (b), that notice shall not be deemed given or effective if the sender receives an automatic system-generated response that such electronic mail was undeliverable. The address for such notices and communications shall be as follows:

If to the Company:	EOS Energy Enterprises, Inc.
3920 Park Avenue
Edison, New Jersey 08820
Attention: [xxx]
E-mail: [xxx]
CC: [xxx]
E-mail: [xxx]

With a copy to (which shall not constitute notice):
Haynes and Boone, LLP
30 Rockefeller Plaza 26th floor,

New York, NY 10112
Telephone No.: 212-659-7300
Attention: Gilbert Porter, Matthew Fry and Alexander Grishman
E-mail: gilbert.porter@haynesboone.com, matt.fry@haynesboone.com and alexander.grishman@haynesboone.com

If to the Purchaser:	CCM DENALI EQUITY HOLDINGS, LP
c/o/ Cerberus Cap
875 Third Avenue, 10th Floor
New York, NY 10022
Attention: [xxx]
Phone: [xxx]
Email: [xxx]
Attention: [xxx]
Email: [xxx]

With a copy to:	Cooley LLP
3 Embarcadero Center
20th Floor
San Francisco, CA 94111-4004
Attention: Matthew Bartus and David Peinsipp Email: mbartus@cooley.com; dpeinsipp@cooley.com or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Preferred Stock or Warrants in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Preferred Stock or Warrants, by the terms and conditions of this Agreement that apply to the Purchaser.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Initial Closing and the delivery of the Preferred Stock and Warrants.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, or by any electronic signature complying with the U.S. ESIGN Act of 2000 or the New York Electronic Signatures and Records Act, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of Warrants, the applicable Purchaser shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such Warrant Shares and the restoration of such Purchaser’s right to acquire such Warrant Shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company may issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents, without the requirement of posting a bond. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17 Termination. This Agreement may be terminated and issuance of the Preferred Stock and Warrants abandoned at any time at the sole discretion of the Purchaser. For the avoidance of doubt, no such abandonment shall release Purchaser from any obligations under any other Transaction Document. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

6.18 Arm’s Length Transaction. The Company acknowledges and agrees that (i) the transactions described in this Agreement are an arm’s-length commercial transaction between the parties, (ii) the Purchaser have not assumed nor will they assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchaser have no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the other Transaction Documents to which they are a party, and (iii) the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

6.19 No Use of Names. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’ names or the name of any of their Affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the applicable Purchaser for the specific use contemplated. For the avoidance of doubt, this Section 6.19 shall not prevent the Company from making disclosures concerning the Transaction Documents in filings made with the Commission.

6.20 Tax Treatment. For so long as any Securities issued to Purchaser or any shares of Common Stock issued and delivered to Purchaser upon conversion of such Securities remain outstanding, the Company shall be classified as an association taxable as a corporation for U.S. federal income tax purposes and a “United States person” within the meaning of Section 7701(a)(30) of the Code. The Company and the Purchaser intend and agree that: (i) the Series A-1 Preferred Stock, the Subsequent Series A Preferred Stock, and the Series B Preferred Stock shall be treated as stock that is not preferred stock for

U.S. federal and applicable state income tax purposes, including Section 305 of the Code, (ii) the Company shall not report on IRS Form 1099-DIV (or any applicable successor or substitute form) any amount, including accrued but unpaid dividends, as a dividend paid in respect of such Preferred Stock unless and until such amount is paid to Purchaser in cash, (iii) each of the conversion of Series A Preferred Stock into Series B Preferred Stock pursuant to the Series A Certificate of Designation and the conversion of Series B Preferred Stock into Common Stock pursuant to the Series B Certificate of Designation shall constitute a reorganization under Section 368(a)(1)(E) of the Code or an exchange under Section 1036 of the Code, and (iv) solely for U.S. federal and applicable state income tax purposes, ownership of the Warrants shall be treated as ownership of the underlying Warrant Shares. The Company and Purchaser shall, and shall cause their Affiliates to, report all income tax matters with respect to the Securities consistent with the U.S. federal income tax treatment provided for by this Section 6.20, and shall not take any action or file any Tax return, report or declaration inconsistent therewith, unless otherwise required by a final determination within the meaning of Section 1313 of the Code.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EOS ENERGY ENTERPRISES, INC.

By:	/s/ Joseph Mastrangelo
Name:	Joseph Mastrangelo
Title:	Chef Executive Officer and President

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

CCM DENALI EQUITY HOLDINGS, LP

By:	CCM Denali Equity Holdings GP, LLC, its
general partner

By:	/s/ Alexander D. Benjamin
Name:	Alexander D. Benjamin
Title:	Manager

Beneficial Ownership Limitation: 19.99% Prior to receipt of the Requisite Stockholder Approval

Shares:	59 Series A-1 Preferred

Warrants:	for 43,276,194 shares of Common Stock

[Signature Page to Securities Purchase Agreement]

ANNEX A

REGISTRATION RIGHTS

Capitalized terms used in this Annex A shall have the meanings set forth in the Securities Purchase Agreement unless otherwise defined in the body of this Annex A.

(a) No later than the date that is sixty (60) days prior to the date of the expiration of the Lock- Up Restriction, the Company shall submit to or file with the SEC a registration statement registering the resale of the Conversion Shares, the Warrant Shares, and any securities issued or issuable with respect to the Conversion Shares or Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reclassification or other reorganization or similar transaction (including, for the avoidance of doubt, any Conversion Shares and Warrant Shares issued pursuant to any Subsequent Closings) (the “Registrable Securities”) (determined as of two (2) business days prior to such filing) on any form of registration statement (a “Registration Statement”) as is then available to effect a registration for resale of such Registrable Securities, which may be on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Purchaser(s) (or a bona fide pledgee thereof) of all of the Registrable Securities held by the Purchaser (or bona fide pledgee thereof) (the “Initial Registration Statement”). The Purchaser shall not be named as an underwriter on any Registration Statement, provided, that if the SEC requires that the Purchaser be identified as a statutory underwriter in a Registration Statement, the Purchaser will have the option, in its sole and absolute discretion, to either (i) withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale such Purchaser’s Registrable Securities at a later date or (ii) be included as such in the Registration Statement. In the event that a Purchaser elects to include its Registrable Securities on a Registration Statement in accordance with the foregoing clause (ii), the Company shall provide such Purchaser with a draft of such Registration Statement (and any amendments or supplements thereto) as soon as reasonably practicable, and any disclosures contained therein relating to such Purchaser shall be subject to the approval of such Purchaser (which approval shall not be unreasonably withheld or delayed). Such Registrable Securities will cease to become Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and all Registrable Securities held by the Purchaser shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Purchaser; (B) such securities shall have ceased to be outstanding; (C) such securities may be sold without restriction on volume or manner of sale in any three-month period pursuant to Rule 144 or any successor rule promulgated under the Securities Act; and (D) all Registrable Securities held by the Purchaser have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(b) The Company shall use commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the Registration Statement and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall notify the Purchasers as promptly as practicable after the Registration Statement is declared effective and shall simultaneously or prior thereto file with the SEC pursuant to Rule 424(b) promulgated under the Securities Act, and provide the Purchasers with copies of, any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby (each, a “Prospectus”). The Registration Statement shall contain a Prospectus in such form as to permit any Purchaser to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Purchasers.

(c) The Company shall maintain the Initial Registration Statement and any subsequent Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Initial Registration Statement and any subsequent Registration Statement continuously effective, available for use to permit the Purchasers named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(d) In furtherance of the foregoing, the Company shall:

i. provide copies to, and permit the Purchaser to review, the Registration Statement and all amendments and supplements thereto not less than two (2) business days prior to the filing of the Registration Statement and not less than one (1) business day prior to the filing of any related Prospectus or any amendment or supplement thereto (except any amendment or supplement in relation to annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any similar or successor reports) and provide the Purchaser a reasonable opportunity to comment thereon, and the Company shall consider such comments in good faith before filing any Registration Statement or amendment or supplement thereto;

ii. use commercially reasonable efforts to (x) prevent the issuance of any stop order or other suspension of effectiveness and (y) if such order is issued, obtain the withdrawal of any such order as soon as practicable;

iii. prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Purchaser and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions upon notice and as requested by the Purchaser and do any and all other commercially reasonable acts or things necessary or advisable as requested by the Purchaser to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision; (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this provision; or (iii) file a general consent to service of process in any such jurisdiction;

iv. use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each national securities exchange or other market on which similar securities issued by the Company are then listed;

v. provide a transfer agent or warrant agent, if any, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi. promptly notify the Purchaser at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes a untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”), which the Purchaser will maintain in confidence, and (i) promptly prepare, file with the SEC and furnish to such Purchaser a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include such Misstatement or (ii) suspend the filing, initial effectiveness or continued use of any Registration Statement in accordance with Section (g) of this Annex A below;

vii. use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act; and

viii. otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Purchaser, consistent with the terms of this Securities Purchase Agreement and the Securities offered thereunder, in connection with such registration.

(e) In the event that any Purchaser holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Purchaser (a “Registration Request”), shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Registration Statement (including by means of a post-effective amendment) or by filing a subsequent Registration Statement (each such Registration Statement, an “Additional Registration Statement”), with such Additional Registration Statement to be (i) filed in accordance with the requirements of Section (a) of this Annex A, provided that, any Additional Registration Statement shall be filed as soon as practicable following the date of a Registration Request but no later than thirty (30) calendar days following the date of such Registration Request, and causing the same to become effective as soon as reasonably practicable after such filing in accordance with Section (b) of this Annex A, and such Additional Registration Statement shall be subject to the terms of this Annex A.

(f) If the Initial Registration Statement or any Additional Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable to cause such Initial Registration Statement or Additional Registration Statement, as applicable, to again become effective under the Securities Act or file an Additional Registration Statement registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing) pursuant to any method or combination of methods legally available to the Company.

(g) For not more than ninety (90) consecutive days or for a total of not more than one-hundred twenty (120) days, in each case, in any twelve (12) month period, the Company may suspend the filing, initial effectiveness or continued use of any Registration Statement in respect of any registration contemplated by this Annex A in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include any misstatement; or (C) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each, an “Allowed Delay”); provided that the Company shall promptly (1) notify the Purchaser in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Purchaser) disclose to such Purchaser any material non-public information giving rise to an Allowed Delay, (2) advise the Purchaser in writing to cease all sales under such Registration Statement until the end of the Allowed Delay (but not, for the avoidance of doubt, any sale pursuant to Rule 144 or other applicable exemption under the Securities Act) and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as reasonably practicable.

(h) The Company will pay all expenses associated with each Registration Statement filed pursuant to this Annex A, including filing and printing fees, the fees and expenses of the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(i) The Company agrees to indemnify and hold harmless the Purchaser, and each of its officers, employees, affiliates, directors, partners, members, managers, equityholders, attorneys, advisors and agents, and each person or entity, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities and Exchange Act) the Purchaser (each, a “Purchaser Indemnified Party”), to the fullest extent permitted by applicable law, from and against any expenses, losses, judgments, actions, claims, proceedings (whether commenced or threatened), damages, liabilities or costs (including, without limitation, reasonable attorneys’ fees) (each a “Loss” and collectively, “Losses”), as incurred, arising out of or based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in such Registration Statement, any amendment or supplement to such Registration Statement, preliminary Prospectus, final Prospectus or summary Prospectus, or any free writing prospectus relating to such Registration Statement, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or any state securities (or Blue Sky) law, rule or regulation and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Purchaser Indemnified Party for any reasonable, customary and documented out-of-pocket legal and any other expenses reasonably incurred, as incurred, by such Purchaser Indemnified Party in connection with investigating and defending any such Losses, except to the extent the Purchaser is liable to indemnify the Company for such Losses pursuant to Section (j) of this Annex A below; provided, however, that the indemnity agreement contained in this Section (i) of this Annex A shall not apply to amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such losses, judgments, claims, damages, liabilities or out-of-pocket expenses arises out of or is based upon any Misstatement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company, in writing, by the applicable Purchaser Indemnified Party expressly for use therein.

(j) The Purchaser will, in the event that any registration of any Registrable Securities held by the Purchaser is being effected under the Securities Act pursuant to this Agreement and the Company has required the Purchaser to provide such an undertaking on the same terms, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such underwriter within the meaning of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement thereto, if the Misstatement was made (or not made, in the case of an omission) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein, and shall reimburse the Company and its directors and officers for any reasonable, customary and documented out-of-pocket legal or other expenses incurred by any of them in connection with investigation or defending any such Loss.

(k) No holder shall be entitled to include any of its Registrable Securities in any Registration Statement pursuant to this Annex A unless such holder furnishes to the Company in writing, within 10 days after receipt of a written request therefor (such written request, a “Notice and Questionnaire”), such information as the Company, after conferring with counsel with regard to information relating to holders that would be required by the SEC to be included in the Registration Statement or prospectus included therein, may reasonably request for inclusion in any Registration Statement or Prospectus included therein. The Company shall mail the Notice and Questionnaire to the holders no later than 20 days prior to the date of initial filing of the Registration Statement with the SEC. No Holder shall be entitled to be named as a selling securityholder in the Registration Statement as of the initial effective date of the Registration Statement, and no holder may use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that holders shall have at least 10 days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company. Notwithstanding the foregoing, (x) upon the request of any holder that did not return a Notice and Questionnaire on a timely basis or did not receive a Notice and Questionnaire because it was a subsequent transferee of Registrable Securities after the Company mailed the Notice and Questionnaire, the Company shall distribute a Notice and Questionnaire to such holders at the address set forth in the request and (y) upon receipt of a properly completed Notice and Questionnaire from such holder, the Company shall use its commercially reasonable efforts to name such holder as a selling securityholder in the Registration Statement by means of a pre-effective amendment, or, if permitted by the SEC, by means of a post-effective amendment or a prospectus supplement to the Registration Statement; provided, however, that the Company will have no obligation to add holders to the Registration Statement as selling securityholders more frequently than once every 30 calendar days.

EXHIBIT A

CERTIFICATE OF DESIGNATION

OF

SERIES A-[●] PREFERRED STOCK

Ex A-1

CERTIFICATE OF DESIGNATION

OF

SERIES A-[●] NON-VOTING NON-CONVERTIBLE PREFERRED STOCK

OF

EOS ENERGY ENTERPRISES, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

The undersigned, Michael Silberman, the Secretary of Eos Energy Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify, in the name of and on behalf of the Corporation, and as its corporate act, that in accordance with the Corporation’s Second Amended and Restated Bylaws (the “Bylaws”), the Board of Directors (the “Board”) of the Corporation has adopted the following preamble and resolution at a meeting of the Board held on June 21, 2024:

WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 16, 2020, as amended by that certain First Amendment to the Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 28, 2022 and that certain Second Amendment to the Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on May 8, 2024 (as amended, the “Restated Certificate”) provides for a class of shares of stock designated “Preferred Stock,” issuable from time to time in one or more series, and vests in the Board of the Corporation the authority to fix the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED that there shall be a series of Preferred Stock of the Corporation to be designated as follows and that the powers, preferences and relative, participating, optional or other rights of the shares of such series of Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:

SECTION 1. DESIGNATION. There is hereby provided a series of Preferred Stock designated the Series A-[●] Non-Voting Non-Convertible Preferred Stock (the “Series A-[●] Preferred Stock”).

SECTION 2. NUMBER. The number of shares constituting the Series A-[●] Preferred Stock is fixed at [●] ([●]) shares.

SECTION 3. DEFINITIONS. For purposes of this Certificate of Designation the following definitions shall apply:

3.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

3.2 “Alternative Selection Deadline” shall have the meaning set forth in Section15.1.

3.3 “Applicable Shares” shall have the meaning set forth in Section 9(c).

3.4 “Board” means the Board of Directors of the Corporation.

3.5 “Board Observer” shall have the meaning set forth in Section 6.2(b).

Ex A-2

3.6 “Change of Control” shall have the meaning set forth in Section 5.4.

3.7 “Common Stock” means the Common Stock, $0.0001 par value per share, of this Corporation.

3.8 “Convertible Securities” shall have the meaning set forth in Section 9.1.

3.9 “Corporation” means Eos Energy Enterprises, Inc.

3.10 “Credit Agreement” shall have the meaning set forth in Section 6.3.

3.11 “Disputing Party” shall have the meaning set forth in Section 15.1.

3.12 “Excluded Issuance” shall have the meaning set forth in Section 9.4.

3.13 “Dispute Submission Deadline” shall have the meaning set forth in Section 15.2.

3.14 “Disputed Calculation” or “Disputed Calculations” shall have the meaning set forth in Section 15.1.

3.15 “Disputing Party’s Selection List” shall have the meaning set forth in Section 15.1.

3.16 “Final Selection Deadline” shall have the meaning set forth in Section 15.1.

3.17 “Investor Preferred Stock” shall have the meaning set forth in Section 6.3.

3.18 “Investor Related Parties” shall have the meaning set forth in Section 16.

3.19 “Investor Transactions” shall have the meaning set forth in Section 16.

3.20 “Original Issue Date” means the date this Certificate of Designation is filed with the Secretary of State of the State of Delaware.

3.21 “Original Issue Price” means four hundred fifty-five thousand eight hundred twenty-two and fifty-nine cents $[●].

3.22 “Original Issue Price Per Share” shall have the meaning set forth in Section 9.3.

3.23 “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

3.24 “Redemption Date” shall have the meaning set forth in Section 8.2.

3.25 “Redemption Notice” shall have the meaning set forth in Section 8.2.

3.26 “Redemption Price” shall have the meaning set forth in Section 8.1.

3.27 “Required Dispute Documentation” shall have the meaning set forth in Section 15.2.

3.28 “Responding Party” shall have the meaning set forth in Section 15.1.

3.29 “Responding Party’s Selection List” shall have the meaning set forth in Section 15.1.

3.30 “Securities Purchase Agreement” shall have the meaning set forth in Section 6.3.

Ex A-3

3.31 “Series A-[●] Liquidation Value” shall have the meaning set forth in Section 5.1.

3.32 “Series A-[●] Preferred Stock” shall have the meaning set forth in Section 1.

3.33 “Selection Deadline” shall have the meaning set forth in Section15.1.

SECTION 4. DIVIDENDS. If and when the Board declares a dividend or distribution, other than a dividend or distribution for Common Stock or Convertible Securities, which shall be paid to the holders of Common Stock out of funds legally available for that purpose, the holders of shares of Series A-[●] Preferred Stock shall be entitled to receive, dividends or distributions on each share of Series A-[●] Preferred Stock equal to (and in the same form as): (1) dividends or distributions actually paid on each share of the Common Stock multiplied by (2) the number of shares of Common Stock represented by the Series A-[●] Liquidation Value (as defined in Section 5.1). Such dividends or distributions will be paid to the holders of the Series A-[●] Preferred Stock when such dividends or distributions are paid on shares of the Common Stock. If the Corporation does not have sufficient funds, assets or surplus, as the case may be, to pay the dividend or distribution required by this Section 4 to holders of Series A-[●] Preferred Stock, the dividend declared to holders of Common Stock shall be null and void in all respects.

SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP.

5.1 In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Series A-[●] Preferred Stock shall be entitled to receive distribution of any of the assets or surplus funds of the Corporation pro rata with the holders of the Common Stock and any other shares of Investor Preferred Stock (as defined below) so entitled, as if each share of Series A-[●] Preferred Stock were equal to [●] ([●]) shares of Common Stock, which amounts shall be paid pari passu with all holders of Common Stock (the “Series A- [●] Liquidation Value”).

5.2 The dollar amounts specified in Section 5.1 shall be equitably adjusted in the event of any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock or the Series A-[●] Preferred Stock and certain other issuances of equity which occur after the filing of this Certificate of Designation pursuant to Section 9 hereof.

5.3 Insofar as any distribution pursuant to Section 5.1 consists of property other than cash, the value thereof shall, for purposes of the provisions of Section 5.1, be the fair value at the time of such distribution, as determined in good faith by the Board, and provided that any securities shall be valued as follows:

(a) Securities not subject to investment letter or other similar restrictions on free marketability covered by (b) below:

(i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the date of distribution;

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the date of distribution; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an Affiliate or former Affiliate) shall be to make an appropriate discount from the market value determined as above in (a) (i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

Ex A-4

5.4 In the event of (i) a merger or consolidation of the Corporation with any other corporation or other entity that results in the inability of the shareholders of the Corporation immediately preceding such merger or consolidation to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company, including any such merger or consolidation in which the holders receive cash, securities or other property for their shares, or (ii) the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation to a third party purchaser ((i) or (ii), a “Change of Control”), the Series A-[●] Preferred Stock shall participate in any cash, securities or other property payable to the shareholders of the Corporation in or as a consequence of such Change of Control pro rata with the holders of Common Stock as if each share of Series A-[●] Preferred Stock were the number of shares of Common Stock represented by the Series A-[●] Liquidation Value.

SECTION 6. VOTING.

6.1 General. Except as required by applicable law and as set forth below, the holders of the Series A-[●] Preferred Stock shall not be entitled as such to receive notice of or to attend any meeting of the stockholders of the Corporation or to vote at any such meeting or any matters of the Corporation.

6.2 Election of Directors; Board Observer Right.

(a) At all times when the holders of Investor Preferred Stock shall beneficially own at least ten percent (10%) of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect one (1) director of the Corporation. At all times when the holders of Investor Preferred Stock shall beneficially own at least fifteen percent (15%) of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect two (2) directors of the Corporation. At all times when the holders of the Investor Preferred Stock shall beneficially own at least thirty percent (30%) of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect three (3) directors of the Corporation. At all times when the holders of Investor Preferred Stock shall beneficially own at least forty percent (40)% of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to nominate and designate a fourth director of the Corporation, provided, however, that any fourth director proposed to be appointed pursuant to this Section 6.2(a) would be subject to the reasonable, good faith review and determination of the nominating and corporate governance committee of the Board (the “Nominating Committee”) that the election of such director not result in either (i) the Corporation being in violation of any rules and regulations (including the independence and other director qualification requirements) of the Securities and Exchange Commission or any national securities exchange on which the Corporation’s securities are then listed or any other applicable law or (ii) a determination that such appointment would constitute a change in control of the Company under the Company’s governing documents or applicable law, in the case of each of the foregoing clauses (i) and (ii) as reasonably determined in good faith by the Nominating Committee upon the written advice of counsel (which such advice shall be shared with the holders of the Investor Preferred Stock), and any such director following appointment shall be designated by the Nominating Committee (or Board) to a class of common directors for approval by the stockholders of the Company at the applicable annual meeting of stockholders. In the event that any such fourth director designated pursuant to the foregoing sentence is not approved by the stockholders of the Company at the applicable annual meeting of stockholders, the holders of record of the shares of Investor Preferred Stock shall have the right to appoint and elect a replacement for such director, in each case pursuant to the Nominating Committee approval requirements set forth above, which such director following Nominating Committee approval shall be designated to the same class of common directors as the prior appointee for approval by the stockholders of the Company at the applicable annual meeting of stockholders to approve directors of such class. To the extent one or more directors are appointed and elected as provided in this Section 6.2(a), for each committee of the Board for which at least one such director is qualified under applicable law and the rules and regulations of any national securities exchange on which the Corporation’s securities are then listed to serve, the Board shall invite at least one such director, so qualified, to serve on such committee. The appointment and election of any director pursuant to this Section 6.2(a) may be made by, and only by, the affirmative vote of the holders of record of a majority of the Investor Preferred Stock, given either at a special meeting of such stockholders duly called by such stockholders for that purpose or pursuant to a written consent of such stockholders. Any director appointed and elected as provided in this Section 6.2(a) may be removed without cause by, and only by, the affirmative vote of the holders of a majority of the Investor Preferred Stock, given either at a special meeting of such stockholders duly called by such stockholders for that purpose or pursuant to a written consent of such stockholders, and any such notification may be made by electronic mail directed to the Secretary of the Corporation. In the event that a director appointed and elected by the holders of Investor Preferred Stock resigns or is unable to serve as a member of the Board, the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect a director to full such vacancy. Any appointment or removal of any director pursuant to this Section 6.2(a) shall be effective immediately upon delivery to the Corporation of a notification of the results of the applicable special meeting or upon delivery of the applicable written consent, as the case may be. If the holders of the Investor Preferred Stock fail to appoint a sufficient number of directors to fill all directorships for which they are entitled to appoint directors pursuant to this Section 6.2(a) (including following the removal or resignation of any such director or the inability of any such director to serve on the Board), then any directorship not so filled shall remain vacant until such time as the holders of the Investor Preferred Stock appoint and elect an individual to fill such directorship voting exclusively and together as a separate class, pursuant to the terms of this Section 6.2(a); and no such directorship may be filled other than by the holders of the Investor Preferred Stock, voting exclusively and together as a separate class, pursuant to the terms of this Section 6.2(a). For the avoidance of doubt, the rights provided by this Section 6.2(a) shall not be duplicative of similar rights provided in any other series of Investor Preferred Stock, and the holders of the Investor Preferred Stock, at any time, shall only be entitled to appoint and elect a maximum of four (4) directors of the Corporation pursuant to the designation rights provided by the certificates of designations governing the Investor Preferred Stock.

Ex A-5

(b) At all times when the holders of Investor Preferred Stock have a right to appoint at least one (1) director under Section 6.2(a), the holders of Investor Preferred Stock share the right to appoint one non-voting observer to the Board (the “Board Observer”). The Board shall permit the Board Observer to attend all meetings of the Board and of any committee thereof as a non-voting observer, in each case to the extent permissible under applicable law or the rules and regulations of any national securities exchange on which the Corporation’s securities are then listed, and will give such individual notice of such meetings at the same time and in the same manner as notice is provided to the members of the Board. The Board Observer shall be entitled to concurrent receipt of any materials provided to the Board or any committee thereof, provided, that the Board Observer shall agree to hold in confidence and trust all information so provided; and provided further, that the Board may withhold any information and exclude the Board Observer from any meeting or portion thereof for any legitimate business or legal reason (as determined in the Board’s sole discretion). The Board will provide expense reimbursement to any Board Observer on the same basis as if such Board Observer were a director of the Corporation. For the avoidance of doubt, the rights provided by this Section 6.2(b) shall not be duplicative of similar rights provided in any other series of Investor Preferred Stock, and the holders of the Investor Preferred Stock, at any time, shall only be entitled to appoint one (1) Board Observer pursuant to the designation rights provided by the certificate of designations governing the Investor Preferred Stock.

(c) At all times when the holders of Investor Preferred Stock have a right to appoint at least one (1) director under Section 6.2(a), the holders of the Investor Preferred Stock shall, by exercise of any warrants issued to such holders pursuant to the Securities Purchase Agreement or conversion of the Investor Preferred Stock, be deemed to have agreed to not vote any shares of Common Stock they receive upon the conversion of any Investor Preferred Stock or the exercise of any warrants issued to such holders pursuant to the Securities Purchase Agreement in any election of directors.

6.3 Preferred Stock Protective Provisions. Until the later of (i) such time when the holders of Investor Preferred Stock shall no longer beneficially own at least 5% of the outstanding capital stock of the Corporation and (ii) five (5) years following the Original Issue Date, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect or validate any of the following acts or transactions without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of preferred stock (the “Investor Preferred Stock”) issued pursuant to that certain Securities Purchase Agreement, dated as of June 21, 2024, by and among the Corporation and CCM Denali Equity Holdings, LP (the “Securities Purchase Agreement”) or that certain Credit and Guaranty Agreement, dated as of the date hereof, by and among the Corporation, the guarantors party thereto, the various lenders thereto and CCM Denali Debt Holdings, LP, as Administrative Agent and Collateral Agent (the “Credit Agreement”), and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any event that requires a distribution to the Corporation’s stockholders in accordance with their liquidation preference, or any other merger, consolidation, statutory conversion, transfer, domestication or continuance;

Ex A-6

(b) amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation in a manner that would adversely affect the special rights, powers, preferences or privileges of the Preferred Stock (or any series thereof);

(c) create or issue, or obligate itself to issue, shares of, or reclassify, any capital stock of the Corporation other than Excluded Issuances;

(d) increase or decrease the authorized number of shares of Preferred Stock, or create any additional class or series of capital stock of the Corporation (other than increases in the number of the authorized shares of Common Stock); or

(e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than (i) redemptions of or dividends or distributions on the Investor Preferred Stock as expressly authorized herein or in the certificate of designations of any Investor Preferred Stock, and (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

provided, however, holders of Investor Preferred Stock shall have the right set forth in Section 6.3(b) so long as any shares of Investor Preferred Stock remain outstanding.

SECTION 7. CONVERSION. The shares of Series A-[●] Preferred Stock shall not be convertible into shares of Common Stock or any other securities of the Corporation. Notwithstanding the foregoing, on the second (2nd) business day after the date that the Corporation receives the Requisite Stockholder Approval (as defined in the Credit Agreement), each share of Series A-[●] Preferred Stock shall convert into a number of shares of Series B-1 Preferred Stock, having the terms and conditions set forth in Exhibit B to the Securities Purchase Agreement, initially convertible into a number of shares of Common Stock equal to the number of shares of Common Stock represented by the Series A-[●] Liquidation Value, provided that the holders of Series A-[●]Preferred Stock shall have the option to request, in writing, that any portion of the Series A-[●]Preferred Stock not be so converted. With respect to any shares of Series A-[●]Preferred Stock that remain outstanding after the Corporation receives the Requisite Stockholder Approval (as defined in the Credit Agreement), the Corporation shall be required to convert such shares into shares of Series B-1 Preferred Stock pursuant to this Section 7 within five (5) business days of receiving a written request (which may be by electronic mail) from the holders of such shares. The Series B-1 Preferred Stock shall have substantively similar terms to the Series A-[●]Stock, except that the Series B-1 Preferred Stock shall be convertible into Common Stock, and include conversion and antidilution terms related thereto, shall provide the holders thereof certain pre-emptive rights to participate in future offerings of equity securities by the Corporation and shall include a provision that limits the beneficial ownership of the holders thereof (together with any group of which such holders are a member) to no more than 49.9% (the “Beneficial Ownership Limitation”) of the number of shares of Common Stock then issued and outstanding, all as set forth in Exhibit B to the Securities Purchase Agreement. Notwithstanding the foregoing, by written notice to the Corporation, any holder may amend the Beneficial Ownership Limitation percentage with respect to such holder to any percentage that is lower than or equal to 49.9%.

Ex A-7

SECTION 8. REDEMPTION.

8.1 Redemption and Redemption Price. At any time after the fifth anniversary of the Original Issue Date, any holder of the shares of Series A-[●] Preferred Stock may, at its option, require the Corporation to redeem the Series A-[●] Preferred Stock, in whole or in part, owned by such holder at the Redemption Price (as defined below); provided, however, that the Corporation shall not redeem or be required to redeem any shares of Series A- [●]Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem the shares to be redeemed. The redemption price of the Series A-[●]Preferred Stock shall be an amount per share equal to the greater of (i) the Original Issue Price plus all accrued and unpaid dividends thereon, up to and including the Redemption Date and (ii) the number of shares of Common Stock represented by the Series A-[●] Liquidation Value multiplied by the average of the closing sale price of the Common Stock for the five (5) Business Days immediately prior to the Redemption Date plus all accrued and unpaid dividends thereon, up to and including the Redemption Date (the “Redemption Price”). The Redemption Price must be paid in cash.

8.2 Redemption Notice. A holder of Series A-[●] Preferred Stock shall, not less than thirty (30) days nor more than sixty (60) days prior to the date of redemption, give written notice to the Corporation of the shares of Series A-[●] Preferred Stock required to be redeemed. For purposes of this Certificate of Designation, the date upon which a holder of Series A-[●] Preferred Stock desires the redemption to take effect, shall be the “Redemption Date,” and the written notice given by a holder of Series A-[●]Preferred Stock to the Corporation in connection with such redemption, shall be the “Redemption Notice.” The Redemption Notice shall state the total number of shares required by the holder of Series A-[●] Preferred Stock to be redeemed and the Redemption Date. Promptly following receipt of a Redemption Notice given by a holder of Series A-[●]Preferred Stock, the Corporation shall notify such holder of the time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A-[●] Preferred Stock required to be redeemed.

8.3 Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series A-[●] Preferred Stock required by the holder thereof to be redeemed shall be payable to the holder(s) of the Series A-[●] Preferred Stock being so redeemed. On or before the Redemption Date, each holder of Series A-[●] Preferred Stock required by the holder thereof to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the notice of the Corporation described in Section 8.2 above, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

8.4 Termination of Rights. If the Redemption Notice is duly given, and if at least ten (10) days prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in Section 8.5 below, then notwithstanding that the certificates evidencing any of the shares of Series A-[●] Preferred Stock so called for redemption by the Corporation or required by a holder thereof to be redeemed, as the case may be, have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor.

8.5 Deposit of Funds. At least ten (10) days prior to the Redemption Date, the Corporation may, but shall not be obligated to, deposit with any bank or trust company in San Francisco, California, having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series A-[●] Preferred Stock called for redemption by the Corporation or required by a holder thereof to be redeemed, as the case may be, and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit, if made, shall constitute full payment of the shares of Series A- [●] Preferred Stock to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares of Series A-[●] Preferred Stock shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any monies so deposited and unclaimed at the end of one (1) year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares of Series A-[●] Preferred Stock called for redemption by the Corporation or required by a holder thereof to be redeemed, as the case may be, shall be entitled to receive payment of the Redemption Price only from the Corporation.

Ex A-8

SECTION 9. ANTI-DILUTION ADJUSTMENTS.

9.1 Stock Dividends, Splits, Etc. If the Corporation declares or pays a dividend or distribution on the outstanding shares of Common Stock or securities convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock (“Convertible Securities”) then the Series A-[●] Liquidation Value of each share of Series A-[●] Preferred Stock shall be increased by the total shares of Common Stock issued (or issuable in the case of Convertible Securities) that would have been issued to a holder of the number of shares of Common Stock equal to the number of shares of Common Stock represented by the Series A- [●] Liquidation Value immediately prior to such dividend or distribution. If the Corporation subdivides the Common Stock by reclassification or otherwise into a greater number of shares, the number of shares of Common Stock represented by the Series A-[●] Liquidation Value shall be proportionately increased, provided the Original Issue Price shall remain the same. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Series A-[●] Liquidation Value shall be proportionately decreased, provided the Original Issue Price shall remain the same.

9.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Corporation securities of a different class and/or series, then from and after the consummation of such event, the Series A-[●]Liquidation Value should be equal to the number, class and series of Corporation securities that a holder of the number of shares of Common Stock equal to the Series A-[●]Liquidation Value immediately prior to such reclassification, exchange, combination or substitution would have received, provided the Original Issue Price shall remain the same, subject to further adjustment thereafter from time to time in accordance with the provisions hereof. The provisions of this Section 9.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

9.3 Adjustment for Issuance of Applicable Shares. If the Corporation shall issue or sell any shares of Common Stock (other than shares included in the Excluded Issuances, as defined below) (“Applicable Shares”), or options, warrants, or Convertible Securities or similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares, in each case without consideration or for a consideration per share initially deliverable upon issuance, conversion or exchange of such securities less than the quotient of the then applicable Original Issue Price divided by the number of shares of Common Stock represented by the then applicable Series A- [●] Liquidation Value, as may be adjusted to account for stock splits, stock combinations, stock dividends or other distributions and recapitalizations affecting the Common Stock (the “Original Issue Price Per Share”), then effective immediately upon such issuance or sale, the Series A-[●] Liquidation Value immediately prior to any such issuance or sale shall be increased, and shall not be reduced, in accordance with the following formula:

LV1 = LV0 x [(OS + D) / (OS + PS)]

LV1	=	new number of shares of Common Stock equal to the Series A-[●]Liquidation Value

LV0	=	then applicable number of shares of Common Stock equal to the Series A- [●]Liquidation Value

OS	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such securities

D	=	the maximum number of shares of Common Stock deliverable upon issuance of such securities

PS	=	the aggregate number of shares of Common Stock which the aggregate amount of consideration received by the Corporation upon such issuance or sale would have purchased at the Original Issue Price Per Share.

Ex A-9

9.4 Exceptions to Adjustments. Except as specifically provided for herein, there shall be no adjustment or readjustment to the Series A-[●] Liquidation Value in the following circumstances (each of the following, an “Excluded Issuance”): (1) securities issued to the Corporation’s lenders pursuant to the Credit Agreement or Securities Purchase Agreement or upon the exercise of warrants or conversion of preferred stock issued to the Corporation’s lenders pursuant to the Credit Agreement or Securities Purchase Agreement; (2) upon conversion, exercise or exchange of securities, including convertible debt securities and convertible debt securities issued as payment-in-kind interest thereon, outstanding prior to the date of this Certificate of Designation without alteration; (3) pursuant to agreements in effect as of date of this Certificate of Designation (provided that such agreements are not amended, amended and restated, modified or supplemented after the date of this Certificate of Designation to increase the number of securities, reduce the consideration payable in connection with such securities, or otherwise change the terms of such agreements so as to have a dilutive effect on this Certificate of Designation (or any securities issued or issuable hereunder)); (4) the issuance of Common Stock (or options or other similar instruments convertible into Common Stock) to the Corporation’s management, directors or other service providers pursuant to compensation and incentive programs approved by the Board; and (5) the issuance of Common Stock pursuant to any registered offering of Common Stock or a private placement of Common Stock in accordance with the exemptions provided under Section 4(a)(2) of the Securities Act, as amended, each as principally for bona fide equity financing purposes; provided, however, that clause (5) of the definition of Excluded Issuance shall only be an Excluded Issuance for the purposes of Section 6.3(c) of this Certificate of Designation (and, for the avoidance of doubt, not an “Excluded Issuance” for any other purposes (including, without limitation, any anti-dilution adjustments in this Certificate of Designation)).

9.5 Expiration of Securities. Upon the expiration or termination of any unexercised options, warrants, or Convertible Securities or similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A-[●] Liquidation Value, the Series A-[●]Liquidation Value shall be readjusted to such Series A-[●] Liquidation Value as would have been in effect had such options, warrants, or Convertible Securities or similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) never been issued.

9.6 Reserved.

9.7 Certain Events. If any event of the type contemplated by the provisions of this Section 9.7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the number of the Series A-[●] Liquidation Value so as to protect the rights of the holders of the Series A-[●] Preferred Stock in a manner consistent with the provisions of this Section; provided, that no such adjustment pursuant to this Section 9.7 shall decrease the Original Issue Price or decrease the Series A-[●]Liquidation Value.

9.8 Calculations. All calculations under this Section 9.8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 9.8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

9.9 Notice of Adjustments. Whenever the Series A-[●]Liquidation Value is adjusted as provided under this Section 9, the Corporation shall, as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware), provide a written notice to the holders of the Series A-[●] Preferred Stock of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Series A-[●] Liquidation Value was determined and setting forth the adjusted applicable Series A-[●] Liquidation Value.

SECTION 10. NO RE-ISSUANCE OF PREFERRED STOCK. No shares of Series A-[●] Preferred Stock redeemed, purchased or acquired by the Corporation shall be reissued, and all such shares shall be canceled and eliminated from the shares the Corporation shall be authorized to issue.

Ex A-10

SECTION 11. AMENDMENT, SUPPLEMENT AND WAIVER. Without the consent of a majority of holders of the Series A-[●] Preferred Stock, the Corporation may amend or supplement this Certificate of Designation to make any change that would grant any additional rights or benefits to the holders of the Series A-[●] Preferred Stock or that does not affect the legal rights under this Certificate of Designation of any such holder.

SECTION 12. LOST OR MUTILATED SERIES A-[●] PREFERRED STOCK CERTIFICATE. If a holder’s Series A-[●] Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A-[●] Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures as the Corporation may prescribe.

SECTION 13. NO IMPAIRMENT. The Corporation will not, by amendment of its Restated Certificate or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders against impairment.

SECTION 14. SEVERABILITY. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

SECTION 15. DISPUTE RESOLUTION.

15.1 Submission to Dispute Resolution. In the case of a dispute relating to an Original Issuance Price, a Redemption Price, a Series A-[●] Liquidation value and fair market value or any other computation to be made hereunder (each of the foregoing a “Disputed Calculation” and together the “Disputed Calculations”) or the arithmetic calculation of any of the foregoing (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Corporation or the applicable holder (as the case may be) (the “Disputing Party”) shall notify the other party (the “Responding Party”) of the dispute via electronic mail (A) if by the Corporation, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such holder at any time after such holder learned of the circumstances giving rise to such dispute. If the Disputing Party and the Responding Party are unable to promptly resolve such dispute relating to such Disputed Calculation, or the arithmetic calculation of such Disputed Calculation (as the case may be), at any time after the fifth (5th) Business Day following such initial notice by the Disputing Party to the Responding Party, then the Disputing Party may select and submit to the Responding Party via electronic email a list of independent, reputable investment banks to resolve such dispute (the “Disputing Party’s Selection List”). If the Responding Party objects to all such independent, reputable investment banks included in the Disputing Party’s Selection List, then the Responding Party may submit to the Disputing Party via electronic mail an alternative list of independent, reputable investment banks (the “Responding Party’s Selection List”) within ten (10) Business Days of receiving the Disputing Party’s Selection List. If the Disputing Party objects to all such independent, reputable investment banks on the Responding Party’s Selection List, then the Disputing Party must notify the Responding Party via electronic mail of such objection within ten (10) Business Days of receiving the Responding Party’s Selection List (the “Selection Deadline”). Following which, each of the Disputing Party and the Responding Party shall select an independent, reputable investment bank within five (5) Business Days of the Selection Deadline (the “Alternative Selection Deadline”), and the two selected independent, reputable investment banks shall have five (5) Business Days from the Alternative Selection Deadline to select a third independent, reputable investment bank to resolve the dispute (the “Final Selection Deadline”). The Disputing Party and the Responding Party shall take all such reasonable steps necessary to jointly engage the appointed bank as shortly thereafter as reasonably possible, and in any event, within ten (10) Business Days of the Final Selection Deadline.

Ex A-11

15.2 The Disputing Party and the Responding Party shall each deliver to the investment bank engaged pursuant to the procedures set forth in Section 15.1 (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of Section 15.1 and (B) written documentation supporting such respective party’s position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was engaged (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Disputing Party and the Responding Party fails to raise any claims in the Required Dispute Documentation it submits by the Dispute Submission Deadline, then the party who fails to raise such claim in the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) raise such claim to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the claims raised in the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Disputing Party and the Responding Party or otherwise requested by such investment bank, neither the Disputing Party nor the Responding Party shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

15.3 The Disputing Party and the Responding Party shall use their reasonable best efforts to cause the investment bank engaged pursuant to Section 15.1 to determine the resolution of such dispute and notify the Disputing Party and the Responding Party of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

15.4 Notwithstanding anything to the contrary set forth in this Section 15, nothing in this Section 15 shall limit a holder’s right to pursue any and all remedies available to it, at law, in equity or otherwise, including, without limitation, any action seeking the entry of an order specifically enforcing the terms and conditions hereof, granting injunctive relief and/or awarding damages arising from any breach or threatened breach of this Section 15 or any other Section hereof. Any holder may choose to seek an alternative remedy in lieu of or in addition to effectuating the dispute resolution procedures provided in this Section 15 by providing written notice to the Corporation of its intent to do so at any time prior to the Selection Deadline.

SECTION 16. CORPORATE OPPORTUNITIES.. Notwithstanding anything contained herein or in any other Transaction Documents (as defined in the Securities Purchase Agreement), each of the holders of Investor Preferred Stock, any of their respective Affiliates and any of its or their respective directors, officers, employees and consultants, including any director appointed to the Board pursuant to Section 6.2(a) (collectively, the “Investor Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Corporation, or other transactions in which the Corporation, its subsidiaries, any member of the Board or any other shareholder of the Corporation may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such Investor Related Party expressly and solely in such Investor Related Party’s capacity as a director of the Corporation, in each case without any prior Corporation, Board or stockholder notification or approval; provided, that if the Corporation, to the Investor Related Party’s knowledge, is considering the same Investor Transaction, the Investor Related Party will promptly notify the Corporation of its interest in such Investor Transaction and cause each member of the Board that is an Investor Related Party to recuse himself from all Board discussions and activities relating to such Investor Transaction. Without limiting the generality of the foregoing, the Corporation agrees and acknowledges that Investor Related Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Corporation, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 16.

[Signature Page Follows]

Ex A-12

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by the below named officer of the Corporation.

Dated: [●], 20[●]

EOS ENERGY ENTERPRISES, INC.
a Delaware corporation

By:
Name:	[●]
Title:	Secretary

Ex A-13

FORM OF PREFERRED STOCK CERTIFICATE

SEE RESTRICTIVE LEGENDS ON REVERSE SIDE OF CERTIFICATE

PA- ________	*_____________* Shares
Series A-[●] Preferred Stock

EOS ENERGY ENTERPRISES, INC.

A Delaware Corporation

THIS CERTIFIES THAT * ________* is the record holder of * _______________* shares of Series A-[●] Non-Voting Non-Convertible Preferred Stock of Eos Energy Enterprises, Inc. transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, the Certificate of Designation of Series A-[●] Non-Voting Non-Convertible Preferred Stock, and the Bylaws of the Corporation, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of the Certificate of Incorporation, the Certificate of Designation of Series A-[●] Non-Voting Non-Convertible Preferred Stock, and the Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this______ day of ______________, 20___.

Michael Silberman, Secretary	Joseph Mastrangelo, Chief Executive Officer

FOR VALUE RECEIVED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED
(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRSENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANFSER UNDER THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 21, 2024 BETWEEN THE COMPANY AND THE PURCHASER NAMED ON THE SIGNATURE PAGES THERETO.

Ex A-14

EXHIBIT B

CERTIFICATE OF DESIGNATION

OF

SERIES B-[●] PREFERRED STOCK

Ex B-1

FORM OF

CERTIFICATE OF DESIGNATION

OF

SERIES B-[●] NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

EOS ENERGY ENTERPRISES, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

The undersigned, Michael Silberman, the Secretary of Eos Energy Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify, in the name of and on behalf of the Corporation, and as its corporate act, that in accordance with the Corporation’s Second Amended and Restated Bylaws (the “Bylaws”), the Board of Directors (the “Board”) of the Corporation has adopted the following preamble and resolution at a meeting of the Board held on [●], 20__:

WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 16, 2020, as amended by that certain First Amendment to the Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 28, 2022 and that certain Second Amendment to the Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on May 8, 2024 (as amended, the “Restated Certificate”) provides for a class of shares of stock designated “Preferred Stock,” issuable from time to time in one or more series, and vests in the Board of the Corporation the authority to fix the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED that there shall be a series of Preferred Stock of the Corporation to be designated as follows and that the powers, preferences and relative, participating, optional or other rights of the shares of such series of Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:

SECTION 1. DESIGNATION. There is hereby provided a series of Preferred Stock designated the Series B-[●] Convertible Preferred Stock (the “Series B-[●] Preferred Stock”).

SECTION 2. NUMBER. The number of shares constituting the Series B-[●] Preferred Stock is fixed at [●] ([●]) shares.

SECTION 3. DEFINITIONS. For purposes of this Certificate of Designation the following definitions shall apply:

3.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

3.2 “Alternative Selection Deadline” shall have the meaning set forth in Section 15.1.

3.3 “Applicable Shares” shall have the meaning set forth in Section 9.3.

3.4 “Attribution Parties” shall have the meaning set forth in Section 7.3.

Ex B-2

3.5 “Board” shall mean the Board of Directors of the Corporation.

3.6 “Board Observer” shall have the meaning set forth in Section 6.2(b).

3.7 “Buy-In” shall have the meaning set forth in Section 7.4(c).

3.8 “Change of Control” shall have the meaning set forth in Section 5.4.

3.9 “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority of the then-outstanding Investor Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

3.10 “Commission” means the “Securities and Exchange Commission.

3.11 “Common Stock” shall mean the Common Stock, $0.0001 par value per share, of this Corporation.

3.12 “Conversion Date” shall have the meaning set forth in Section 7.1.

3.13 “Conversion Price” shall mean the Original Issue Price divided by the Conversion Ratio.

3.14 “Conversion Ratio” shall have the meaning set forth in Section 7.2.

3.15 “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B-[●] Preferred Stock in accordance with the terms hereof.

3.16 “Convertible Securities” shall have the meaning set forth in Section 9.1.

3.17 “Corporation” means Eos Energy Enterprises, Inc.

3.18 “Credit Agreement” shall have the meaning set forth in Section 6.3.

3.19 “Daily Failure Amount” means the product of (x) .005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.

3.20 “Dispute Submission Deadline” shall have the meaning set forth in Section 15.2.

3.21 “Disputed Calculation” and “Disputed Calculations” shall have the meaning set forth in Section 15.1.

3.22 “Disputing Party” shall have the meaning set forth in Section 15.1.

3.23 “Disputing Party’s Selection List” shall have the meaning set forth in Section 15.1.

3.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.25 “Excluded Issuance” shall have the meaning set forth in Section 9.4.

Ex B-3

3.26 “Final Selection Deadline” shall have the meaning set forth in Section 15.1.

3.27 “Investor Preferred Stock” shall have the meaning set forth in Section 6.3.

3.28 “Investor Related Parties” shall have the meaning set forth in Section 16.

3.29 “Investor Transactions” shall have the meaning set forth in Section 16.

3.30 “New Securities” shall have the manning set forth in Section 9.5(b).

3.31 “Original Issue Date” means the date this Certificate of Designation is filed with the Secretary of State of the State of Delaware.

3.32 “Original Issue Price” means $[●] per share of the Series B-[●] Preferred Stock.

3.33 “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

3.34 “Redemption Date” shall have the meaning set forth in Section 8.2.

3.35 “Redemption Notice” shall have the meaning set forth in Section 8.2.

3.36 “Redemption Price” shall have the meaning set forth in Section 8.1.

3.37 “Required Dispute Documentation” shall have the meaning set forth in Section 15.2.

3.38 “Responding Party” shall have the meaning set forth in Section 15.1.

3.39 “Responding Party’s Selection List” shall have the meaning set forth in Section 15.1.

3.40 “Securities” means any Common Stock or any equity interest of, or shares of any class in the capital stock (common, preferred or otherwise) of, the Corporation and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Corporation.

3.41 “Securities Act” means the Securities Act of 1933, as amended.

3.42 “Securities Purchase Agreement” shall have the meaning set forth in Section 6.3.

3.43 “Selection Deadline” shall have the meaning set forth in Section 15.1.

3.44 “Series B-[●] Preferred Stock” shall have the meaning set forth in Section 1.

3.45 “Series B-[●] Preferred Stock Register” shall have the meaning set forth in Section 7.5.

3.46 “Trading Day” means a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Ex B-4

3.47 “Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Corporation, or any successor transfer agent for the Corporation.

SECTION 4. DIVIDENDS. If and when the Board declares a dividend or distribution, other than a dividend or distribution for Common Stock or Convertible Securities, which shall be paid to the holders of Common Stock out of funds legally available for that purpose, the holders of shares of Series B-[●] Preferred Stock shall be entitled to receive, dividends or distributions on each share of Series B-[●] Preferred Stock equal to (on an as-if- converted-to-Common Stock basis and in the same form as) dividends or distributions actually paid on each share of the Common Stock. Such dividends or distributions will be paid to the holders of Series B-[●] Preferred Stock when such dividends or distributions are paid on shares of the Common Stock. If the Corporation does not have sufficient funds, assets or surplus, as the case may be, to pay the dividend or distribution required by this Section 4 to holders of Series B-[●] Preferred Stock, the dividend declared to holders of Common Stock shall be null and void in all respects.

SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP .

5.1 In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Series B-[●] Preferred Stock shall be entitled to receive distribution of any of the assets or surplus funds of the Corporation pro rata with the holders of the Common Stock and any other Investor Preferred Stock (as defined below) so entitled, in an amount equal to such amount per share as would have been payable had all shares of Series B Preferred Stock been converted to Common Stock pursuant to Section 7 immediately prior to such liquidation, dissolution or winding up of the Corporation, which amounts shall be paid pari passu with all holders of Common Stock.

5.2 The dollar amounts specified in Section 5.1 shall be equitably adjusted in the event of any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock or the Series B-[●] Preferred Stock and certain other issuances of equity which occur after the filing of this Certificate of Designation pursuant to Section 9 hereof.

5.3 Insofar as any distribution pursuant to Section 5.1 consists of property other than cash, the value thereof shall, for purposes of the provisions of Section 5.1, be the fair value at the time of such distribution, as determined in good faith by the Board, and provided that any securities shall be valued as follows:

(a) Securities not subject to investment letter or other similar restrictions on free marketability covered by (b) below:

(i) If traded on a securities exchange, the value shall be deemed to be the average of the Closing Sale Price of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the date of distribution;

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the date of distribution; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an Affiliate or former Affiliate) shall be to make an appropriate discount from the market value determined as above in (a) (i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

Ex B-5

5.4 In the event of (i) a merger or consolidation of the Corporation with any other corporation or other entity that results in the inability of the shareholders of the Corporation immediately preceding such merger or consolidation to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company, including any such merger or consolidation in which the holders receive cash, securities or other property for their shares, or (ii) the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation to a third party purchaser ((i) or (ii), a “Change of Control”), the Series B-[●] Preferred Stock shall participate in any cash, securities or other property payable to the shareholders of the Corporation in or as a consequence of such Change of Control pro rata with the holders of Common Stock as if each share of Series B-[●] Preferred Stock had been converted to Common Stock pursuant to Section 7 immediately prior to such event.

SECTION 6. VOTING.

6.1 General. Except as required by applicable law and as set forth below, the holders of the Series B-[●] Preferred Stock shall not be entitled as such to receive notice of or to attend any meeting of the stockholders of the Corporation or to vote at any such meeting or any matters of the Corporation.

6.2 Election of Directors; Board Observer Right.

(a) At all times when the holders of Investor Preferred Stock shall beneficially own at least ten percent (10%) of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect one (1) director of the Corporation. At all times when the holders of Investor Preferred Stock shall beneficially own at least fifteen percent (15%) of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect two (2) directors of the Corporation. At tall times when the holders of the Investor Preferred Stock shall beneficially own at least thirty percent (30%) of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect three (3) directors of the Corporation. At all times when the holders of Investor Preferred Stock beneficially own at least forty percent (40)% of the capital stock of the Corporation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or the Common Stock), the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to nominate and designate a fourth director of the Corporation, provided, however, that any fourth director proposed to be appointed pursuant to this Section 6.2(a) would be subject to the reasonable, good faith review and determination of the nominating and corporate governance committee of the Board (the “Nominating Committee”) that the election of such director not result in either (i) the Corporation being in violation of any rules and regulations (including the independence and other director qualification requirements) of the Securities and Exchange Commission or any national securities exchange on which the Corporation’s securities are then listed or any other applicable law or (ii) a determination that such appointment would constitute a change in control of the Company under the Company’s governing documents or applicable law, in the case of each of the foregoing clauses (i) and (ii) as reasonably determined in good faith by the Nominating Committee upon the written advice of counsel (which such advice shall be shared with the holders of the Investor Preferred Stock) and any such director following appointment shall be designated by the Nominating Committee (or Board) to a class of common directors for approval by the stockholders of the Company at the applicable annual meeting of stockholders. In the event that any such fourth director designated pursuant to the foregoing sentence is not approved by the stockholders of the Company at the applicable annual meeting of stockholders, the holders of record of the shares of Investor Preferred Stock shall have the right to appoint and elect a replacement for such director, in each case pursuant to the Nominating Committee approval requirements set forth above, which such director following Nominating Committee approval shall be designated to the same class of common directors as the prior appointee for approval by the stockholders of the Company at the applicable annual meeting of stockholders to approve directors of such class. To the extent one or more directors are appointed and elected as provided in this Section 6.2(a) for each committee of the Board for which at least one such director is qualified under applicable law and the rules and regulations of any national securities exchange on which the Corporation’s securities are then listed to serve, the Board shall invite at least one such director, so qualified, to serve on such committee. The appointment and election of any director pursuant to this Section 6.2(a) may be made by, and only by, the affirmative vote of the holders of record of a majority of the Investor Preferred Stock, given either at a special meeting of such stockholders duly called by such stockholders for that purpose or pursuant to a written consent of such stockholders. Any director appointed and elected as provided in this Section 6.2(a) may be removed without cause by, and only by, the affirmative vote of the holders of a majority of the Investor Preferred Stock, given either at a special meeting of such stockholders duly called by such stockholders for that purpose or pursuant to a written consent of such stockholders, and any such notification may be made by electronic mail directed to the Secretary of the Corporation. In the event that a director appointed and elected by the holders of Investor Preferred Stock resigns or is unable to serve as a member of the Board, the holders of record of the shares of Investor Preferred Stock shall have the exclusive right, voting together as a separate class, to appoint and elect a director to full such vacancy. Any appointment or removal of any director pursuant to this Section 6.2(a) shall be effective immediately upon delivery to the Corporation of a notification of the results of the applicable special meeting or upon delivery of the applicable written consent, as the case may be. If the holders of the Investor Preferred Stock fail to appoint a sufficient number of directors to fill all directorships for which they are entitled to appoint directors pursuant to this Section 6.2(a) (including following the removal or resignation of any such director or the inability of any such director to serve on the Board), then any directorship not so filled shall remain vacant until such time as the holders of the Investor Preferred Stock appoint and elect an individual to fill such directorship voting exclusively and together as a separate class, pursuant to the terms of this Section 6.2(a); and no such directorship may be filled other than by the holders of the Investor Preferred Stock, voting exclusively and together as a separate class, pursuant to the terms of this Section 6.2(a). For the avoidance of doubt, the rights provided by this Section 6.2(a) shall not be duplicative of similar rights provided in any other series of Investor Preferred Stock, and the holders of the Investor Preferred Stock, at any time, shall only be entitled to appoint and elect a maximum of four (4) directors of the Corporation pursuant to the designation rights provided by the certificates of designations governing the Investor Preferred Stock.

Ex B-6

(b) At all times when the holders of Investor Preferred Stock have a right to appoint at least one (1) director under Section 6.2(a), the holders of Investor Preferred Stock share the right to appoint one non-voting observer to the Board (the “Board Observer”). The Board shall permit the Board Observer to attend all meetings of the Board and of any committee thereof as a non-voting observer, in each case to the extent permissible under applicable law or the rules and regulations of any national securities exchange on which the Corporation’s securities are then listed, and will give such individual notice of such meetings at the same time and in the same manner as notice is provided to the members of the Board. The Board Observer shall be entitled to concurrent receipt of any materials provided to the Board or any committee thereof, provided, that the Board Observer shall agree to hold in confidence and trust all information so provided; and provided further, that the Board may withhold any information and exclude the Board Observer from any meeting or portion thereof for any legitimate business or legal reason (as determined in the Board’s sole discretion). The Board will provide expense reimbursement to any Board Observer on the same basis as if such Board Observer were a director of the Corporation. For the avoidance of doubt, the rights provided by this Section 6.2(b) shall not be duplicative of similar rights provided in any other series of Investor Preferred Stock, and the holders of the Investor Preferred Stock, at any time, shall only be entitled to appoint one (1) Board Observer pursuant to the designation rights provided by the certificate of designations governing the Investor Preferred Stock.

(c) At all times when the holders of Investor Preferred Stock have a right to appoint at least one (1) director under Section 6.2(a), the holders of the Investor Preferred Stock shall, by exercise of any warrants issued to such holders pursuant to the Securities Purchase Agreement or conversion of the Investor Preferred Stock, be deemed to have agreed to not vote any shares of Common Stock they receive upon the conversion of any Investor Preferred Stock or the exercise of any warrants issued to such holders pursuant to the Securities Purchase Agreement in any election of directors.

6.3 Preferred Stock Protective Provisions. Until the later of (i) such time when the holders of Investor Preferred Stock shall no longer beneficially own at least 5% of the outstanding capital stock of the Corporation and (ii) five (5) years following the Original Issue date, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect or validate any of the following acts or transactions without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of a majority of the outstanding shares of preferred stock (the “Investor Preferred Stock”) issued pursuant to that certain Securities Purchase Agreement, dated as of June 21, 2024, by and among the Corporation and CCM Denali Equity Holdings, LP (the “Securities Purchase Agreement”) or that certain Credit and Guaranty Agreement, dated as of the date hereof, by and among the Corporation, the guarantors party thereto, the various lenders thereto and CCM Denali Debt Holdings, LP, as Administrative Agent and Collateral Agent (the “Credit Agreement”), and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any event that requires a distribution to the Corporation’s stockholders in accordance with their liquidation preference, or any other merger, consolidation, statutory conversion, transfer, domestication or continuance;

Ex B-7

(b) amend, alter, repeal or waive any provision of the Restated Certificate or Bylaws of the Corporation in a manner that would adversely affect the special rights, powers, preferences or privileges of the Preferred Stock (or any series thereof);

(c) create or issue or obligate itself to issue shares of, or reclassify, any capital stock of the Corporation, other than Excluded Issuances;

(d) increase or decrease the authorized number of shares of Preferred Stock, or create any additional class or series of capital stock of the Corporation (other than increases in the number of the authorized shares of Common Stock); or

(e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, other than (i) redemptions of or dividends or distributions on the Investor Preferred Stock as expressly authorized herein or in the certificate of designations of any Investor Preferred Stock, and (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

provided, however, holders of the Investor Preferred Stock shall have the right set forth in Section 6.3(b) so long as any shares of Investor Preferred Stock remain outstanding.

SECTION 7. CONVERSION.

7.1 Conversions at Option of Holder. Each share of Series B-[●] Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date and through the Maturity Date (as defined in the Credit Agreement), at the option of the holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio (as defined below). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion pursuant to Section 5.4 or Section 9.2, or following a notice provided for under Section 7.4(b) hereof, the Notice of Conversion must specify a number of shares of Series B-[●] Preferred Stock to be converted. Conversion Shares issuable hereunder shall be transmitted by the Transfer Agent to the holder by either, as the Notice of Conversion so specifies, (i) by crediting the account of the holder’s (or its designee’s) balance account with The Depository Trust Company (“DTC”) through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Transfer Agent is then a participant in the DTC Fast Automated Securities Transfer Program (a “DWAC Delivery”) and such Conversion Shares may be so issued in compliance with the requirements of the Securities Act and DTC, or (ii) by physical or electronic delivery, at the election of the holder, of a book entry statement(s), registered in the name of the holder (or its designee), for the number of Conversion Shares to which the holder is entitled pursuant to such conversion to the address or e-mail, as applicable, specified by the holder in the Notice of Conversion. The “Conversion Date,” or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by email to, and received during regular business hours by, an officer of the Corporation provided that, to the extent there are such officers, each such notice shall be sent to each of the chief executive officer, chief financial officer and general counsel of the Corporation; provided, further, that the original share certificate(s) (if applicable) representing such shares of Series B-[●] Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original share certificate(s) (if applicable) of Series B-[●] Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. No ink original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required.

Ex B-8

7.2 Conversion Ratio. Each share of Series B-[●] Preferred Stock is convertible at a rate of one million (1,000,000) shares of Common Stock for each share of Series B-[●] Preferred Stock, subject to adjustment as set forth in Section 9 below (this rate, as adjusted from time to time, the “Conversion Ratio”).

7.3 Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series B-[●] Preferred Stock, and a holder shall not have the right to convert any portion of the Series B-[●] Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such holder (together with such holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series B-[●] Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B-[●] Preferred Stock beneficially owned by such holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 7.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 7.3, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a holder (which may be by email), the Corporation shall, within two (2) Trading Days thereof, confirm in writing to such holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series B-[●] Preferred Stock and Warrant Shares (as defined in the Securities Purchase Agreement) issued pursuant to the Securities Purchase Agreement and Credit Agreement, by such holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the holder. The “Beneficial Ownership Limitation” shall initially be 49.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 7.3); provided, however, that by written notice to the Corporation, which will not be effective until the 61st day after such notice is delivered to the Corporation, the holder may waive or amend the provisions of this Section 7.3 to change the Beneficial Ownership Limitation to any other number less than or equal to 49.9%, and the provisions of this Section 7.3 shall continue to apply. The Corporation shall be entitled to rely on representations made to it by the holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. Notwithstanding the foregoing, by written notice to the Corporation, any holder may amend the Beneficial Ownership Limitation percentage with respect to such holder to any percentage that is lower than or equal to 49.9%. The provisions of this Section 7.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the shares of Common Stock underlying the Series B-[●] Preferred Stock in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

Ex B-9

7.4 Mechanics of Conversion

(a) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three (3) Trading Days after the applicable Conversion Date, or if the holder requests the issuance of physical certificate(s) for its Conversion Shares, two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series B-[●] Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall (a) deliver, or cause to be delivered, to the converting holder a physical certificate or certificates (or electronic book entry statements) representing the number of Conversion Shares being acquired upon the conversion of shares of Series B-[●] Preferred Stock or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the holder’s (or its designee’s) prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates (or electronic book entry statements) are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable holder by the Share Delivery Date, the applicable holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates (or electronic book entry statements) for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such holder any original Series B-[●] Preferred Stock certificate delivered to the Corporation and such holder shall promptly return to the Corporation any Common Stock certificates (or electronic book entry statements) or otherwise direct the return of any shares of Common Stock delivered to the holder through the DWAC system, representing the shares of Series B-[●] Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(b) Obligation Absolute. Subject to Section 7.3 hereof and subject to holder’s right to rescind a Notice of Conversion pursuant to Section 7.4(a) above, the Corporation’s obligation to issue and deliver (or cause the Transfer Agent to deliver) the Conversion Shares upon conversion of Series B-[●] Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with the issuance of such Conversion Shares. Subject to Section 7.3 hereof and subject to holder’s right to rescind a Notice of Conversion pursuant to Section 7.4(a) above, in the event a holder shall elect to convert any or all of its Series B-[●] Preferred Stock, the Corporation may not refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to holder, restraining and/or enjoining conversion of all or part of the Series B-[●] Preferred Stock of such holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series B-[●] Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 7 hereof and subject to holder’s right to rescind a Notice of Conversion pursuant to Section 7.4(a) above, issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver (or cause the Transfer Agent to deliver) to a holder such certificate or certificates (or book entry statements), or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 7.4(a) on or prior to the fifth (5th) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by holder to the Corporation), then, unless the holder has rescinded the applicable Notice of Conversion pursuant to Section 7.4(a) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such holder an amount payable, at the holder’s option, either (a) in cash or (b) to the extent that it would not cause the holder or its Attribution Parties to exceed the Beneficial Ownership Limitation, in shares of Common Stock that are valued for these purposes at the Closing Sale Price on the date of such calculation, in each case equal to the product of (x) the number of Conversion Shares required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such fifth (5th) Trading Day after the Share Delivery Date during which such certificates (or book entry statements) have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered; provided, however, the holder shall only receive up to such amount of shares of Common Stock such that holder and its Attribution Parties and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than the Beneficial Ownership Limitation. Nothing herein shall limit a holder’s right to pursue actual damages for the Corporation’s failure to deliver (or failure to cause the Transfer Agent to deliver) Conversion Shares within the period specified herein and such holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided, that holder shall not receive duplicate damages for the Corporation’s failure to deliver (or failure to cause the Transfer Agent to deliver) Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

Ex B-10

(c) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver (or cause the Transfer Agent to electronically deliver) to a holder the applicable certificate or certificates or book entry statement or statements or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 7.4(a) (other than a failure caused by incorrect or incomplete information provided by holder to the Corporation), and if after such Share Delivery Date such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which such holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such holder (in addition to any other remedies available to or elected by such holder) the amount by which (x) such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) the shares of Series B-[●] Preferred Stock equal to the number of shares of Series B-[●] Preferred Stock submitted for conversion or deliver to such holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied (or caused the Transfer Agent to timely comply) with its delivery requirements under Section 7.4(a). For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B-[●] Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such holder $1,000. The holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver (or cause the Transfer Agent to deliver) certificates (or book entry statements) representing shares of Common Stock upon conversion of the shares of Series B-[●] Preferred Stock as required pursuant to the terms hereof; provided, however, that the holder shall not be entitled to both (i) require the reissuance of the shares of Series B-[●] Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied (or caused the Transfer Agent to timely comply) with its delivery requirements under Section 7.4(a).

(d) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B-[●] Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Series B-[●] Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 9) upon the conversion of all outstanding shares of Series B-[●] Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(e) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series B-[●] Preferred Stock. As to any fraction of a share which a holder would otherwise be entitled to receive upon such conversion, such fraction shall be rounded down to the next whole share.

Ex B-11

(f) Transfer Taxes. The issuance of certificates (or book entry statements) for shares of the Common Stock upon conversion of the Series B-[●] Preferred Stock shall be made without charge to any holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates (or book entry statements), provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate (or book entry statement) upon conversion in a name other than that of the registered holder(s) of such shares of Series B-[●] Preferred Stock and the Corporation shall not be required to issue or deliver such certificates (or book entry statements) unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(g) Status as Stockholder. Upon each Conversion Date, (i) the shares of Series B-[●] Preferred Stock being converted shall be deemed converted into shares of Common Stock; (ii) the holders of such converted shares shall assume the rights, privileges, and obligations of a holder of Common Stock of the Corporation; and (iii) the holder’s rights as a holder of such Converted Shares of Series B-[●] Preferred Stock shall cease and terminate, excepting only the right to receive certificates (or book-entry statements) or otherwise electronic delivery for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B-[●] Preferred Stock.

7.5 Register. The Corporation or the Transfer Agent shall maintain a register for the recordation of the names and addresses of the holders of each share of the Series B-[●] Preferred Stock (the “Series B-[●] Preferred Stock Register”). The Corporation may deem and treat the registered holder as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series B-[●] Preferred Stock in the Series B-[●] Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series B- [●] Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring holder, in each case, within three (3) Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all holders from time to time and shall be enforceable by any such holder.

SECTION 8. REDEMPTION

8.1 Redemption and Redemption Price. At any time after the fifth anniversary of the Original Issue Date any holder of the shares of Series B-[●] Preferred Stock may, at its option, require the Corporation to redeem the Series B-[●] Preferred Stock, in whole or in part, owned by such holder at the Redemption Price (as defined below); provided, however, that the Corporation shall not redeem or be required to redeem any shares of Series B-[●] Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem the shares to be redeemed. The redemption price per share of the Series B-[●] Preferred Stock shall be an amount per share equal to the greater of (i) the Original Issue Price plus all accrued and unpaid dividends thereon, up to and including the Redemption Date and (ii) the number of shares of Common Stock issuable pursuant to the Conversion Ratio multiplied by the average of the Closing Sale Price of the Common Stock for the five (5) Business Days immediately prior to the date of the Redemption Notice (defined below) plus all accrued and unpaid dividends thereon, up to and including the Redemption Date (the “Redemption Price”). The Redemption Price must be paid in cash.

8.2 Redemption Notice. A holder of Series B-[●] Preferred Stock shall, not less than thirty (30) days nor more than sixty (60) days prior to the date of redemption, give written notice to the Corporation of the shares of Series B-[●] Preferred Stock required to be redeemed. For purposes of this Certificate of Designation, the date upon which a holder of Series B-[●] Preferred Stock desires the redemption to take effect, shall be the “Redemption Date,” and the written notice given by a holder of Series B-[●] Preferred Stock to the Corporation in connection with such redemption, shall be the “Redemption Notice.” The Redemption Notice shall state the total number of shares required by the holder of Series B-[●] Preferred Stock to be redeemed and the Redemption Date. Promptly following receipt of a Redemption Notice given by a holder of Series B-[●] Preferred Stock, the Corporation shall notify such holder of the time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series B-[●] Preferred Stock required to be redeemed.

Ex B-12

8.3 Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series B-[●] Preferred Stock required by the holder thereof to be redeemed shall be payable to the holder(s) of the Series B-[●] Preferred Stock being so redeemed. On or before the Redemption Date, each holder of Series B-[●] Preferred Stock required by the holder thereof to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the notice of the Corporation described in Section 8.2 above, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

8.4 Termination of Rights. If the Redemption Notice is duly given, and if at least ten (10) days prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in Section 8.5 below, then notwithstanding that the certificates evidencing any of the shares of Series B-[●] Preferred Stock so called for redemption by the Corporation or required by a holder thereof to be redeemed, as the case may be, have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor.

8.5 Deposit of Funds. At least ten (10) days prior to the Redemption Date, the Corporation may, but shall not be obligated to, deposit with any bank or trust company in San Francisco, California, having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series B-[●] Preferred Stock called for redemption by the Corporation or required by a holder thereof to be redeemed, as the case may be, and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit, if made, shall constitute full payment of the shares of Series B- [●] Preferred Stock to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares of Series B-[●] Preferred Stock shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any monies so deposited and unclaimed at the end of one (1) year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares of Series B-[●] Preferred Stock called for redemption by the Corporation or required by a holder thereof to be redeemed, as the case may be, shall be entitled to receive payment of the Redemption Price only from the Corporation.

SECTION 9. ANTI-DILUTION ADJUSTMENTS.

9.1 Stock Dividends, Splits, Etc. If the Corporation declares or pays a dividend or distribution on the outstanding shares of Common Stock or securities convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock (“Convertible Securities”) then the Conversion Ratio shall be increased by the total shares of Common Stock issued (or issuable in the case of Convertible Securities) that would have been issued to a holder of the number of shares of Common Stock equal to the Conversion Ratio immediately prior to such dividend or distribution. If the Corporation subdivides the Common Stock by reclassification or otherwise into a greater number of shares, then the Conversion Ratio shall be proportionately increased, provided the Original Issue Price shall remain the same. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Conversion Ratio shall be proportionately decreased, provided the Original Issue Price shall remain the same.

9.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Corporation securities of a different class and/or series, then from and after the consummation of such event, a share of Series B-[●] Preferred Stock shall be convertible into the number, class and series of Corporation securities that a holder of the number of shares of Common Stock equal to the Conversion Ratio immediately prior to such reclassification, exchange, combination or substitution would have received, provided the Original Issue Price shall remain the same, subject to further adjustment thereafter from time to time in accordance with the provisions hereof. The provisions of this Section 9.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

Ex B-13

9.3 Adjustment for Issuance of Applicable Shares. If the Corporation shall issue or sell any shares of Common Stock (other than shares included in the Excluded Issuances, as defined below) (“Applicable Shares”), or options, warrants, or Convertible Securities or similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares, in each case without consideration or for a consideration per share initially deliverable upon issuance, conversion or exchange of such securities less than the then applicable Conversion Price, then effective immediately upon such issuance or sale, the Conversion Ratio shall be increased, and shall not be reduced, in accordance with the following formula:

CR1 = CR0 x [(OS + D) / (OS + PS)]

CR1	=	the new Conversion Ratio

CR0	=	the then applicable Conversion Ratio

OS	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such securities

D	=	the maximum number of shares of Common Stock deliverable upon issuance of such securities

PS	=	the aggregate number of shares of Common Stock which the aggregate amount of consideration received by the Corporation upon such issuance or sale would have purchased at the Conversion Price

9.4 Exceptions to Adjustments. Except as specifically provided for herein, there shall be no adjustment or readjustment to the Conversion Ratio in the following circumstances (each of the following, an “Excluded Issuance”): (1) securities issued to the Corporation’s lenders pursuant to the Credit Agreement or Securities Purchase Agreement or upon the exercise of warrants or conversion of preferred stock issued to the Corporation’s lenders pursuant to the Credit Agreement or Securities Purchase Agreement; (2) upon conversion, exercise or exchange of securities, including convertible debt securities and convertible debt securities issued as payment-in-kind interest thereon, outstanding prior to the date of this Certificate of Designation without alteration; (3) pursuant to agreements in effect as of date of this Certificate of Designation (provided that such agreements are not amended, amended and restated, modified or supplemented after the date of this Certificate of Designation to increase the number of securities, reduce the consideration payable in connection with such securities, or otherwise change the terms of such agreements so as to have a dilutive effect on this Certificate of Designation (or any securities issued or issuable hereunder)); (4) the issuance of Common Stock (or options or other similar instruments convertible into Common Stock) to the Corporation’s management, directors or other service providers pursuant to compensation and incentive programs approved by the Board; and (5) the issuance of Common Stock pursuant to any registered offering of Common Stock or a private placement of Common Stock in accordance with the exemptions provided under Section 4(a)(2) of the Securities Act, each as principally for bona fide equity financing purposes; provided, however, that clause (5) of the definition of Excluded Issuance shall only be an Excluded Issuance for the purposes of Section 6.3(c) of this Certificate of Designation (and, for the avoidance of doubt, not an “Excluded Issuance” for any other purposes (including, without limitation, any anti-dilution adjustments in this Certificate of Designation)).

9.5 Expiration of Securities. Expiration of Securities. Upon the expiration or termination of any unexercised options, warrants, or Convertible Securities or similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Ratio, the Conversion Ratio shall be readjusted to such Conversion Ratio as would have been in effect had such options, warrants, or Convertible Securities or similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) never been issued.

Ex B-14

9.6 Pre-emptive Rights.

(a) If the Corporation proposes to offer or sell any New Securities (as defined below), the Corporation shall first offer such New Securities to the holders of the Series B-[●] Preferred Stock. The holder shall be entitled to participate in the such offering of New Securities (the “Offering”) on a pro rata basis, determined by dividing (i) the number of shares of Series B-[●] Preferred Stock, on as converted basis, held by the holder, by the (ii) total number of shares of Common Stock issued and outstanding at the time of such offering plus the number of shares of Series B Preferred Stock outstanding, on an as converted basis. The Corporation shall give notice (the “Offer Notice”) to the Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities, provided that if the New Securities are to be sold in an underwritten public offering, the price with respect to such New Securities shall be such public offering price that the Corporation anticipates in such offering, as determined by the Corporation in good faith at the time of the Offer Notice. The holder may elect by written notice delivered to the Corporation within two (2) Business Days, or, in the case of a registered offering, one (1) Business Day, of the date the Offer Notice is given to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that shares of Common Stock then held by the holder (including all shares of Common Stock represented by Preferred Stock or other Convertible Securities) bears to the total number of shares of Common Stock of the Corporation then outstanding; provided that, if such holder elects to participate in the Offering pursuant to this Section 9.6, upon the request of the holder, the Corporation shall be required to extend the closing for the holder’s purchase of New Securities in the Offering to a date selected by such holder, which date shall be no later than the date that is ten (10) Business Days following the closing of the Offering.

(b) For the purposes of Section 9.6(a), “New Securities” shall mean any Securities other than (i) Common Stock or Convertible Securities to give effect to the transactions contemplated under the Securities Purchase Agreement and Credit Agreement; (ii) Common Stock, Convertible Securities, or Common Stock issuable upon exercise of options or restricted stock under the Corporation’s equity plans; (iii) Common Stock upon the conversion, exchange or exercise of any Convertible Securities; (iv) Common Stock issuable upon stock dividend or distribution, stock split, share subdivision, recapitalization, reclassification or similar transaction affecting the holders of Common Stock on a pro rata basis or (v) Common Stock issuable pursuant to the adjustments provided in Section 9 hereof and similar provisions contained in equity issued pursuant to the Securities Purchase Agreement and Credit Agreement.

9.7 Certain Events. If any event of the type contemplated by the provisions of this Section 9.7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment to the Conversion Ratio so as to protect the rights of the holders of the Series B-[●] Preferred Stock in a manner consistent with the provisions of this Section 9.7; provided, that no such adjustment pursuant to this Section 9.7 shall decrease the Conversion Ratio or decrease the Original Issue Price.

9.8 Calculations. All calculations under this Section 9.8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 9.8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

9.9 Notice of Adjustments. Whenever the Conversion Ratio is adjusted as provided under this Section 9.9, the Corporation shall, as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware), provide a written notice to the holders of the Series B-[●] Preferred Stock of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Ratio was determined and setting forth the adjusted applicable Conversion Ratio.

SECTION 10. NO RE-ISSUANCE OF PREFERRED STOCK. No shares of Series B-[●] Preferred Stock redeemed, purchased or acquired by the Corporation shall be reissued, and all such shares shall be canceled and eliminated from the shares the Corporation shall be authorized to issue.

Ex B-15

SECTION 11. AMENDMENT, SUPPLEMENT AND WAIVER. Without the consent of a majority of holders of the Series B-[●] Preferred Stock, the Corporation may amend or supplement this Certificate of Designation to make any change that would grant any additional rights or benefits to the holders of the Series B-[●] Preferred Stock or that does not affect the legal rights under this Certificate of Designation of any such holder.

SECTION 12. LOST OR MUTILATED SERIES B-[●] PREFERRED STOCK CERTIFICATE. If a holder’s Series B-[●] Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B-[●] Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures as the Corporation may prescribe.

SECTION 13. NO IMPAIRMENT. The Corporation will not, by amendment of its Restated Certificate or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders against impairment.

SECTION 14. SEVERABILITY. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

SECTION 15. DISPUTE RESOLUTION.

15.1 Submission to Dispute Resolution. In the case of a dispute relating to a Closing Sale Price, Conversion Ratio, Original Issue Price, Redemption Price, Buy-In and fair market value or any other computation required to be made hereunder (each of the foregoing a “Disputed Calculation” and together the “Disputed Calculations”) or the arithmetic calculation of any of the foregoing (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Corporation or the applicable holder (as the case may be) (the “Disputing Party”) shall notify the other party (the “Responding Party”) of the dispute via electronic mail (A) if by the Corporation, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such holder at any time after such holder learned of the circumstances giving rise to such dispute. If the Disputing Party and the Responding Party are unable to promptly resolve such dispute relating to such Disputed Calculation, or the arithmetic calculation of such Disputed Calculation (as the case may be), at any time after the fifth (5th) Business Day following such initial notice by the Disputing Party to the Responding Party, then the Disputing Party may select and submit to the Responding Party via electronic email a list of independent, reputable investment banks to resolve such dispute (the “Disputing Party’s Selection List”). If the Responding Party objects to all such independent, reputable investment banks included in the Disputing Party’s Selection List, then the Responding Party may submit to the Disputing Party via electronic mail an alternative list of independent, reputable investment banks (the “Responding Party’s Selection List”) within ten (10) Business Days of receiving the Disputing Party’s Selection List. If the Disputing Party objects to all such independent, reputable investment banks on the Responding Party’s Selection List, then the Disputing Party must notify the Responding Party via electronic mail of such objection within ten (10) Business Days of receiving the Responding Party’s Selection List (the “Selection Deadline”). Following which, each of the Disputing Party and the Responding Party shall select an independent, reputable investment bank within five (5) Business Days of the Selection Deadline (the “Alternative Selection Deadline”), and the two selected independent, reputable investment banks shall have five (5) Business Days from the Alternative Selection Deadline to select a third independent, reputable investment bank to resolve the dispute (the “Final Selection Deadline”). The Disputing Party and the Responding Party shall take all such reasonable steps necessary to jointly engage the appointed bank as shortly thereafter as reasonably possible, and in any event, within ten (10) Business Days of the Final Selection Deadline.

Ex B-16

15.2 The Disputing Party and the Responding Party shall each deliver to the investment bank engaged pursuant to the procedures set forth in Section 15.1 (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of Section 15.1 and (B) written documentation supporting such respective party’s position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was engaged (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Disputing Party and the Responding Party fails to raise any claims in the Required Dispute Documentation it submits by the Dispute Submission Deadline, then the party who fails to raise such claim in the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) raise such claim to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the claims raised in the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Disputing Party and the Responding Party or otherwise requested by such investment bank, neither the Disputing Party nor the Responding Party shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

15.3 The Disputing Party and the Responding Party shall use their reasonable best efforts to cause the investment bank engaged pursuant to Section 15.1 to determine the resolution of such dispute and notify the Disputing Party and the Responding Party of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

15.4 Notwithstanding anything to the contrary set forth in this Section 15, nothing in this Section 15 shall limit a holder’s right to pursue any and all remedies available to it, at law, in equity or otherwise, including, without limitation, any action seeking the entry of an order specifically enforcing the terms and conditions hereof, granting injunctive relief and/or awarding damages arising from any breach or threatened breach of this Section 15 or any other Section hereof. Any holder may choose to seek an alternative remedy in lieu of or in addition to effectuating the dispute resolution procedures provided in this Section 15 by providing written notice to the Corporation of its intent to do so at any time prior to the Selection Deadline..

SECTION 16. CORPORATE OPPORTUNITIES.. Notwithstanding anything contained herein or in any other Transaction Documents (as defined in the Securities Purchase Agreement), each of the holders of Investor Preferred Stock, any of their respective Affiliates and any of its or their respective directors, officers, employees and consultants, including any director appointed to the Board pursuant to Section 6.2(a) (collectively, the “Investor Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Corporation, or other transactions in which the Corporation, its subsidiaries, any member of the Board or any other shareholder of the Corporation may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such Investor Related Party expressly and solely in such Investor Related Party’s capacity as a director of the Corporation, in each case without any prior Corporation, Board or stockholder notification or approval; provided, that if the Corporation, to the Investor Related Party’s knowledge, is considering the same Investor Transaction, the Investor Related Party will promptly notify the Corporation of its interest in such Investor Transaction and cause each member of the Board that is an Investor Related Party to recuse himself from all Board discussions and activities relating to such Investor Transaction. Without limiting the generality of the foregoing, the Corporation agrees and acknowledges that Investor Related Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Corporation, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 16.

[Signature Page Follows]

Ex B-17

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by the below named officer of the Corporation.

Dated:	June [●], 20[●]

EOS ENERGY ENTERPRISES, INC.
a Delaware corporation

By:
Name:	[●]
Title:	Secretary

Ex B-18

FORM OF PREFERRED STOCK CERTIFICATE

SEE RESTRICTIVE LEGENDS ON REVERSE SIDE OF CERTIFICATE

PB-_________	* * Shares
Series B-[●] Preferred Stock

EOS ENERGY ENTERPRISES, INC.

A Delaware Corporation

THIS CERTIFIES THAT *                      * is the record holder of *                       * shares of Series B-[●] Non-Voting Convertible Preferred Stock of Eos Energy Enterprises, Inc. transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, the Certificate of Designation of Series B-[●] Non-Voting Convertible Preferred Stock, and the Bylaws of the Corporation, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of the Certificate of Incorporation, the Certificate of Designation of Series B-[●] Non-Voting Convertible Preferred Stock, and the Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this______ day of ______________, 20___.

Michael Silberman, Secretary	Joseph Mastrangelo, Chief Executive Officer

FOR VALUE RECEIVED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRSENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANFSER UNDER THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 21, 2024 BETWEEN THE COMPANY AND THE PURCHASER NAMED ON THE SIGNATURE PAGES THERETO.

Ex B-19

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B-[●] PREFERRED STOCK)

The undersigned holder hereby irrevocably elects to convert the number of shares of Series B-[●] Preferred Stock indicated below, represented by stock certificate No(s). (the “Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Eos Energy Enterprises, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series B-[●] Convertible Preferred Stock (the “Restated Certificate”) filed by the Corporation with the Secretary of State of the State of Delaware on                  , 20      .

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned holder (together with such holder’s Affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the holder is a member (the foregoing, “Attribution Parties”)), including the number of shares of Common Stock issuable upon conversion of the Series B-[●] Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B-[●] Preferred Stock beneficially owned by such holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 7.3 of the Restated Certificate, is                                                                   %. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series B-[●] Preferred Stock owned prior to Conversion:

Number of shares of Series B-[●] Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

For Physical Certificate Delivery of Series B-[●] Preferred Stock or Common Stock:

Address for Delivery of Physical Certificates of Series B-[●] Preferred Stock Reflecting Post Conversion Series B-[●] Preferred Stock (if any):

Ex B-20

Address for Delivery of Physical Certificates of Common Stock:

or

For Book Entry Delivery:

Address for Physical Delivery of Book Entry Statements for Common Stock:

E-mail Address for Electronic Delivery of Book Entry Statements for Common Stock:

or

For DWAC Delivery:

DWAC Instructions:

Broker no.:

Account no.:

Ex B-21

EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRSENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANFSER UNDER THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 21, 2024 BETWEEN THE COMPANY AND THE PURCHASER NAMED ON THE SIGNATURE PAGES THERETO.

FORM OF WARRANT TO PURCHASE COMMON STOCK

Company:	EOS Energy Enterprises, Inc., a Delaware corporation

Number of Shares:	[●] shares

Type/Series of Stock:	Common Stock of the Company (the “Common Stock”)

Warrant Price:	$0.01 per share

Issue Date:	[●]

Expiration Date:	[●]

Purchase & Credit Agreement:

This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of June 21, 2024 among CCM Denali Equity Holdings, LP (“Cerberus”) and the Company. This Warrant is issued in connection with the transactions contemplated by that certain Credit and Guaranty Agreement, dated as of June 21, 2024, among the Company, as the borrower, the guarantors party thereto, CCM Denali Debt Holdings, LP and various lenders party thereto and CCM Denali Debt Holdings, LP, as administrative and collateral agent (the “Credit Facility”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Cerberus (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the above-stated number of fully paid and non-assessable shares (the “Shares”) of the above- stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 3 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used in this Warrant shall have the meanings set forth in the Securities Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 4.17 below.

Ex C-1

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time through the above- stated expiration date (the “Expiration Date”) exercise this Warrant, in whole or in part, by (i) delivering to the Company the duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (a “Notice of Exercise”) (such date of delivery of the Notice of Exercise, the “Exercise Date”) and (ii) unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.3, payment of the aggregate above-stated warrant price (the “Warrant Price”) (by cash, check or wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company) for the Shares being purchased.

1.2 Company’s Failure to Timely Deliver Securities. If the Company, for any reason or for no reason, on or prior to the Share Delivery Date (as defined below):

(a) if the Company’s transfer agent (the “Transfer Agent”) is not participating in The Depositary Trust Company’s (“DTC”) Fast Automated Transfer Program (“FAST”), the Company is not then required to have a Registration Statement (as defined below) available for the resale of Shares pursuant to the terms of the Securities Purchase Agreement and the Company is otherwise unable to deliver (or to cause the Transfer Agent to deliver) the Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, shall fail to issue and deliver (or to cause the Transfer Agent to deliver) to the Holder (or its designee) a certificate (which may be an electronic book entry statement) for the number of Shares to which the Holder is entitled and register such Shares on the Company’s share register;

(b) if the Transfer Agent is participating in FAST and the Company is not otherwise prohibited from delivering the Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, shall fail to credit (or to cause the Transfer Agent to credit) the balance account of the Holder (or its designee) with DTC for such number of Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant ; or

(c) if a registration statement meeting the requirements set forth in Annex A of the Securities Purchase Agreement and covering the resale (as provided for in Annex A of the Securities Purchase Agreement) of the Shares by the Holder (a “Registration Statement”) that are the subject of the Notice of Exercise (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and a Registration Statement is then required to be available pursuant to the terms of Annex A of the Securities Purchase Agreement, shall fail to promptly, but in no event later than as required pursuant to Annex A of the Securities Purchase Agreement, so notify the Holder and deliver (or cause the Transfer Agent to deliver) the Shares electronically without any restrictive legend by crediting such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s (or its designee’s) balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in this clause (b) is herein referred as a “Notice Failure”; and each of the events described in the foregoing clause (a) and this clause (b) is herein referred to as a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and for so long as such Delivery Failure is continuing an amount equal to 2.0% of the product of (A) the sum of the number of Shares not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Notice of Exercise with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise (including, for the avoidance of doubt, as to the Shares that were the subject of such voided Notice of Exercise); provided, however, that the voiding of a Notice of Exercise shall not affect the Company’s obligations to make any payments which have accrued up to but excluding the date of such notice of voiding pursuant to this Section 1.2 or otherwise.

Ex C-2

(d) In addition to the foregoing, if on or prior to the Share Delivery Date either (I) (a) the Transfer Agent is not participating in FAST and the Company is not then required to have a Registration Statement available for the resale of Shares pursuant to the terms of Annex A of the Securities Purchase Agreement, and the Company shall fail to issue and deliver (or to cause the Transfer Agent to deliver) to the Holder (or its designee) a certificate (or electronic book entry statement) and register such Shares on the Company’s share register, or, (b) if the Transfer Agent is participating in FAST or the Company is then required to have a Registration Statement available for the resale of Shares pursuant to the terms of Annex A of the Securities Purchase Agreement, the Company shall fail (or shall fail to cause to the Transfer Agent) to credit the balance account of the Holder (or its designee) with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of the Common Stock corresponding to all or any portion of the number of Shares issuable upon such exercise (i.e., equivalent to the Shares in respect of which an exercise has been made) that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable, then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either

(i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of the Common stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or certificates (which may be an electronic book entry statement or statements) representing such Shares or credit the balance account of such Holder (or its designee)with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder and to issue such Shares (as the case may be) shall terminate, or

(ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates (which may be an electronic book entry statement or statements) representing such Shares or credit the balance account of such Holder (or its designee) with DTC for the number of Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Exercise and ending on the date of such issuance and payment under this clause (ii).

Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Shares (or to electronically deliver such Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. In addition to the foregoing rights, (I) if the Company fails to deliver the applicable number of Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise (including the Shares that were the subject of such rescinded exercise); provided, however that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1.2 or otherwise, and (II) if a Registration Statement covering the resale of the Shares that are subject to a Notice of Exercise is not available, but is then required to be available pursuant to Annex A of the Securities Purchase Agreement for the resale of such Shares, and the Holder has submitted a Notice of Exercise prior to receiving notice of the non-availability of such Registration Statement and the Company has not already delivered the Shares underlying such Notice of Exercise electronically without any restrictive legend by crediting such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s (or its designee’s) balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Notice of Exercise in whole or in part and retain and/or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Notice of Exercise (including the Shares that were the subject of such rescinded exercise); provided, however, that the rescission of a Notice of Exercise shall not affect the Company’s obligation to make any payments that have accrued up to but excluding the date of such notice pursuant to this Section 1.2 or otherwise, and/or (y) switch some or all of such Notice of Exercise from a cash exercise to a Cashless Exercise.

Ex C-3

1.3 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder shall have the right to elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised (“Cashless Exercise”). Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X	=	(Y(A-B))/A

where:

X	=	the number of Shares to be issued to the Holder;

Y	=	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A	=	the fair market value (as determined pursuant to Section 1.4 below) of one Share; and

B	=	the Warrant Price.

If the Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the above-stated Issue Date (the “Issue Date”), it is intended that the Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement and Credit Facility.

1.4 Fair Market Value.

(a) If the Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, the fair market value of a Share shall be the lesser of (i) the closing price or last sale price of a share of Common Stock reported for the Business Day immediately before the date on which Holder delivers its Notice of Exercise to the Company or (ii) the average closing price or last sale price of the Common Stock reported for the five (5) Business Days immediately before the date on which Holder delivers its Notice of Exercise to the Company (or, if the Shares have not been actively trading during the five (5) business days prior to the applicable date of determination, the last sale price of the Common Stock for the Business Day immediately prior to the applicable date of determination).

(b) If the fair market value cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the fair market value of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder.

(c) In the case of any dispute as to the determination of fair market value as determined in accordance with this Section 1.4, any closing price or sales price of the Shares, the arithmetic calculation of the Warrant Price or the number of Shares for which this Warrant is exercisable, or any other computation required to be made hereunder (each a “Disputed Calculation”), the Company or the holder (as the case may be) (the “Disputing Party”) shall notify the other party (the “Responding Party”) of the dispute via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such holder at any time after such holder learned of the circumstances giving risk to such dispute. If the Disputing Party and the Responding Party are unable to properly resolve such dispute relating to such Disputed Calculation, or the arithmetic calculation of such Disputed Calculation (as the case may be), at any time after the fifth (5th) Business Days following such initial notice by the Disputing Party to the Responding Party, then the Disputing Party may select and submit to the Responding Party via electronic email a list of independent reputable investment banks to resolve such dispute (the “Disputing Party’s Selection List”). If the Responding Party objects to all such independent, reputable investment banks included in the Disputing Party’s Selection List, then the Responding Party may submit to the Disputing Party via electronic mail an alternative list of an independent, reputable investment banks (the “Responding Party’s Selection List”) within ten (10) Business Days of receiving the Disputing Party’s Selection List. If the Disputing Party objects to all such independent, reputable investment banks on the Responding Party’s Selection List, then the Disputing Party must notify the Responding Party via electronic mail of such objection within ten (10) Business Days of receiving the Responding Party’s Selection List (the “Selection Deadline”). Following which, each of the Disputing Party and the Responding Party shall select an independent, reputable investment bank within five (5) Business Days of the Selection Deadline (the “Alternative Selection Deadline”), and the two selected independent, reputable investment banks shall have five (5) Business Days from the Alternative Selection Deadline to select a third independent, reputable investment bank to resolve the dispute (the “Final Selection Deadline”). The Disputing Party and the Responding Party shall take all such reasonable steps necessary to jointly engage the appointed bank as shortly thereafter as reasonably possible, and in any event, within ten (10) Business Days of the selection.

Ex C-4

(i) The Disputing Party and the Responding Party shall each deliver to the investment bank engaged pursuant to the procedures of Section 1.4(c) (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 1.4(c) and (B) written documentation supporting such respective party’s position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was engaged (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Disputing Party and the Responding Party fails to raise any claims in the Required Dispute Documentation it submits by the Dispute Submission Deadline, then the party who fails to raise such claim in the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) raise such claim to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on claims raise in the Required Dispute Documentation that was delivered to such Third-Party Advisor prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Disputing Party and the Responding Party or otherwise requested by such investment bank, neither the Disputing Party nor the Responding Party shall be entitled to deliver or submit any written documentation or other support to such Third-Party Advisor in connection with such dispute (other than the Required Dispute Documentation).

(ii) The Disputing Party and the Responding Party shall use their reasonable best efforts to cause the investment bank engaged pursuant to this Section 1.4(c) to determine the resolution of such dispute and notify the Disputing Party and the Responding Party of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. Such investment bank’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error. The fees and expenses of such investment bank shall be borne solely by the Company.

(iii) Notwithstanding anything to the contrary set forth in this Section 1.4(c), nothing in this Section 1.4(c) shall limit a holder’s right to pursue any and all remedies available to it, at law, in equity or otherwise, including, without limitation, any action seeking the entry of an order specifically enforcing the terms and conditions hereof, granting injunctive relief and/or awarding damages arising from any breach or threatened breach of this Section 1.4(c) or any other Section hereof. Any holder may choose to seek an alternative remedy in lieu of or in addition to effectuating the dispute resolution procedures provided in this Section 1.4(c) by providing written notice to the Corporation of its intent to do so at any time prior to the Selection Deadline.

1.5 Delivery of Shares. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of a Notice of Exercise with respect to less than all of the Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant (for the avoidance of doubt, containing the same terms, rights and conditions, as would be contained in a Warrant issued in compliance with Section 1.7) evidencing the right to purchase the remaining number of Shares underlying the Warrant. Execution and delivery of a Notice of Exercise for all of the then-remaining Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Shares in accordance with the terms hereof.

Ex C-5

On or before the first (1st) Trading Day following the date on which the Company has received a Notice of Exercise, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Notice of Exercise, in the form attached hereto as Appendix 2, to the Holder . On or before the first (1st) Trading Day following the date on which the Company has received such Notice of Exercise (or such earlier date as required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law, rule or regulation for the settlement of a trade of such Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in FAST and the Company is not otherwise prohibited from delivering the Shares electronically without any restrictive legend pursuant to applicable securities laws upon advice of counsel, upon the request of the Holder, credit such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s (or its designee’s) balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in FAST and the Company is otherwise unable to deliver the Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, upon the request of the Holder, issue and deliver (via reputable overnight courier or electronic mail, as applicable) to the address as specified in the Notice of Exercise, a certificate (which may be an electronic book entry statement), registered in the name of the Holder or its designee, for the number of Shares to which the Holder shall be entitled pursuant to such exercise. Upon delivery of a Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Holder’s DTC account or the date of delivery of the certificates (or electronic book entry statements) evidencing such Shares (as the case may be). Notwithstanding that the Holder shall not be required to deliver or submit this Warrant in order effectuate an exercise, if the original of this Warrant is submitted in connection with an exercise pursuant to this Section 1 and the number of Shares represented by this Warrant is greater than the number of Shares being acquired upon such exercise and submission of this Warrant to the Company by the Holder, then, the Company shall as soon as practicable and in no event later than two (2) Business Days after such exercise and submission and at the Company’s own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 1.7) representing the right to purchase a number of Shares equal to (i) the number of Shares purchasable pursuant to this Warrant immediately prior to such exercise under this Warrant, less (ii) the number of Shares with respect to which this Warrant is so exercised. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Shares upon exercise of this Warrant. The Company’s failure to deliver Shares to the Holder on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Notice of Exercise (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the aggregate Warrant Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall be a breach of this Warrant. From the Issue Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

1.6 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount in accordance with Section 1.7 below.

1.7 Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant (whether to the Holder or a transferee thereof), such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 1.6 or Section 4.5, the Shares underlying this Warrant designated by the Holder which, when added to the number of Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issue Date, and (iv) shall have the same terms, rights and conditions as this Warrant.

1.8 Reservation of Shares.

(a) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock that is not less than 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under all of the Warrants (the “SPA Warrants”) then outstanding or issuable pursuant to the Securities Purchase Agreement and the Credit Facility (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided, however, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1.8 be reduced other than proportionally to the number of Shares delivered in connection with any exercise of the SPA Warrants or such other event covered by Section 3.

Ex C-6

(b) Insufficient Authorized Shares. If, notwithstanding Section 1.8(a), and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock such that the Company shall have sufficient authorized shares of Common Stock in order to enable the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors (the “Board”) to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of two-thirds of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock in order to enable the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the Commission an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Notice of Exercise with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1.8(b); plus (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Price payment amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1.8(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement. An Authorized Share Failure which remains uncured for more than thirty (30) consecutive Trading Days shall be an “Event of Default” under the Credit Facility.

1.9 Voting in Director Elections. At all times when the holders of preferred stock issued pursuant to the Securities Purchase Agreement have a right to appoint at least one (1) director, Holder agrees not to vote any shares of Common Stock it receives upon exercise of this Warrant in any election of directors.

SECTION 2. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

2.1 Purchase Rights. In addition to any adjustments pursuant to Section 3 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Cap (as defined below)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties (as defined below) exceeding the Beneficial Ownership Cap, then the Holder shall not be entitled to participate in such Purchase Right to the extent of such excess of the Beneficial Ownership Cap (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Cap, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

Ex C-7

2.2 Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 2.2 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Warrant Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 2.1, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 2 hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 2.2 to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 2.1, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the “Corporate Event Consideration”). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

2.3 Acceleration Redemption. Notwithstanding the foregoing and the provisions of Section 2.2 above, at the request of the Holder delivered at any time after the occurrence of an acceleration under the Credit Facility, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Closing Sale Price on the date of such request less the Warrant Price.

Ex C-8

2.4 Equity Issuance Limit. Notwithstanding anything to the contrary herein, the Company shall not issue to any Holder, and no Holder may acquire, a number of shares of Common Stock upon any exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission (including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of any securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) (collectively, the “Attribution Parties”) (i) prior to the receipt of the Requisite Stockholder Approval (as defined in the Credit Facility), would exceed 19.99% of the total number of shares of Common Stock then issued and outstanding as of the Initial Funding Date and (ii) and following receipt of the Requisite Stockholder Approval, would exceed 49.9% of the number of shares of Common Stock then issued and outstanding (such percentage limits on the shares of Common Stock pursuant to (i) and (ii), the “Beneficial Ownership Cap”); provided, however, that the Beneficial Ownership Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. Notwithstanding the foregoing, by written notice to the Company, upon receipt of the Requisite Stockholder Approval, any Holder may amend the Beneficial Ownership Cap percentage with respect to such Holder to any percentage that is lower than or equal to 49.9%. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by any Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of a Holder, the Company shall, within two (2) trading days, confirm orally and in writing (which may be by e-mail) to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series B Preferred Stock (as defined in the Securities Purchase Agreement) and SPA Warrants, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder.

SECTION 3. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

3.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in Common Stock or other securities or property (including in the form of cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property (including cash) which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased, provided the aggregate Warrant Price for the Shares shall remain the same. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased, provided the aggregate Warrant Price for the Shares shall remain the same.

3.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, provided the aggregate Warrant Price of the Shares shall remain the same and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 3.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

Ex C-9

3.3 Adjustment for Issuance of Applicable Shares.

(a) Subject to the requirements of Section 3.3(b) below, if the Company shall issue or sell any Shares (other than shares included in the Excluded Issuances, as defined below) (the “Applicable Shares”), Options, warrants, Convertible Securities and similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares, in each case without consideration or for a consideration per Share initially deliverable upon issuance, conversion or exchange of such securities less than the quotient of (x) the product of (i) the fair market value (as calculated in accordance with Section 1.4) of the Common Stock on the Issue Date (as proportionately adjusted to account for stock splits, stock combinations, stock dividends or other distributions and recapitalizations affecting the Common Stock) (the “Original Price”) multiplied by (ii) the number Shares originally issuable upon exercise of this Warrant on the Issue Date (as adjusted to account for any transfers or exercises of this Warrant and as proportionately adjusted to account for stock splits, stock combinations, stock dividends or other distributions and recapitalizations affecting the Common Stock) divided by (y) the number of Shares then issuable upon exercise of this Warrant (the “Original Issue Price Per Share”), then, effective immediately upon such issuance or sale, the number of Shares issuable upon exercise of this Warrant immediately prior to any such issuance or sale shall be increased (such number of additional Shares, the “Anti-dilution Shares”), and shall not be reduced, in accordance with the following formula:

S1 = S x [(OS + D) / (OS + PS)]

S1	=	new number of Shares issuable upon exercise of this Warrant

S	=	then applicable number of Shares issuable upon exercise of this Warrant immediately prior to the issuance or sale

OS	=	the number of Shares outstanding immediately prior to the issuance of such securities

D	=	the maximum number of Shares deliverable upon issuance of such securities

PS	=	the aggregate number of Shares which the aggregate amount of consideration received by the Company upon such issuance or sale would have purchased at the Original Issue Price Per Share.

(b) Prior to the receipt of the Requisite Stockholder Approval, the number of shares issuable upon exercise of this Warrant shall not be increased by Anti-dilution Shares in connection with any issuance or sale, however, provided, that the aggregate number of shares of Common Stock equal to the Series A-1 Liquidation Value (as defined in the Certificate of Designations for the Series A-1 Preferred Stock) of all of the outstanding shares of Series A-1 Preferred Stock shall be increased by the number of Anti-Dilution Shares that would otherwise be required to be added to the number of Shares issuable upon exercise of this Warrant by this Section 3.3 in connection with such issuance or sale.

(c) Upon the expiration or termination of any unexercised Options, warrants, Convertible Securities and similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the number of shares issuable upon exercise of this Warrant, the number of shares issuable under this Warrant shall be readjusted to such number of shares as would have been issuable had such Options, warrants, Convertible Securities and similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares (or portion thereof) never been issued.

3.4 Exceptions to Adjustments. Except as specifically provided for herein, there shall be no adjustment or readjustment to the number of Shares issuable in the following circumstances (each of the following, an “Excluded Issuance”): (1) securities issued to the Company’s lenders pursuant to the Credit Agreement or Securities Purchase Agreement or upon the conversion of preferred stock issued pursuant to the Credit Agreement or Securities Purchase Agreement or the exercise of this Warrant or any of the other SPA Warrants; (2) upon conversion, exercise or exchange of securities, including convertible debt securities and convertible debt securities issued as payment-in-kind interest thereon, outstanding prior to the Initial Closing Date (as defined in the Credit Facility); (3) pursuant to agreements in effect as of the Initial Closing Date (provided that such agreements are not amended after the Initial Closing Date to increase the number of securities, reduce the consideration payable in connection with such securities, or otherwise change the terms of such agreements so as to have a dilutive effect on this Warrant); and (4) pursuant to the Company’s management, directors or other service providers as part of compensation and incentive programs approved by the Board.

3.5 Certain Events. If any event of the type contemplated by the provisions of this Section 3.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features that is not an Excluded Issuance) occurs, then the Board shall make an appropriate adjustment in the number of the Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided, that no such adjustment pursuant to this Section 3.5 shall increase the Warrant Price or decrease the number of the Shares issuable hereunder.

Ex C-10

3.6 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (a) the fair market value (as determined in accordance with Section 1.4 above) of a full Share, less (b) the then-effective Warrant Price.

3.7 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Executive Officer or Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 4. MISCELLANEOUS.

4.1 (a) Term and Automatic Conversion Upon Expiration. Subject to the provisions of Section 2.2 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 5:00

P.M. Eastern time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.4 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.3 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder (and if the Company’s shares are uncertificated, the Company shall deliver reasonably satisfactory evidence to the Holder signifying the valid issuance of such uncertificated shares) in accordance with Section 1.5 above.

4.2 Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE COMMON STOCK ISSUED BY THE ISSUER TO CCM DENALI EQUITY HOLDINGS, LP DATED                       , MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act, provided that, Holder represents that it has complied with Rule 144 in reasonable detail, the selling broker represents that it has complied with Rule 144, and the Company is provided with a copy of Holder’s proposed notice of sale.

Ex C-11

4.4 No Impairment; Further Assurances. The Company will not, by amendment of its certificate of incorporation or bylaws, each as in effect as of the Issue Date, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by Holder in order to protect the exercise privilege of Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any Shares above the Warrant Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares upon the exercise of this Warrant.

4.5 Transfer Procedure. Subject to the provisions of Section 4.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall make to the Company each of the representations and warranties set forth in Section 3.2 of the Securities Purchase Agreement and agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

4.6 Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

4.7 Taxes. The Company will pay all taxes (other than taxes based upon income) and other lock-up governmental charges that may be imposed with respect to the issuance or delivery of the Shares, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Shares in a name other than that of the Holder.

4.8 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first (1st) Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 4.8. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

CCM DENALI EQUITY HOLDINGS, LP

c/o Cerberus Capital Management, L.P.

875 Third Avenue, 10th Floor

New York, NY 10022

Attn: [xxx]

Phone: [xxx]

Email: [xxx]

Attn: [xxx]

Email: [xxx]

With a copy (which shall not constitute notice) to:

COOLEY LLP

3 Embarcadero Center

20th Floor

San Francisco, CA 94111-4004

Attn: Matthew Bartus and David Peinsipp

Email: mbartus@cooley.com; dpeinsipp@cooley.com

Ex C-12

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

EOS ENERGY ENTERPRISES, INC.

3920 Park Avenue

Edison, New Jersey 08820

Attention: [xxx]

Email: [xxx]

CC: [xxx]

Email: [xxx]

With a copy (which shall not constitute notice) to:

HAYNES AND BOONE LLP

30 Rockefeller Plaza

26th Floor

Attention: Alexander Grishman; Gilbert Porter; Matthew Fry

Email: alexander.grishman@haynesboone.com; gilbert.porter@haynesboone.com; matt.fry@haynesboone.com

Telephone: (212) 918-8965; (212) 659-4965; (214) 651-5443

4.9 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.10 Attorneys’ Fees. Subject to the provisions of Section 1.4(c), in the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.11 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

4.12 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any other than the laws of the State of New York.

4.13 Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

4.14 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

4.15 Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Ex C-13

4.16 Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

4.17 Certain Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” shall have the meaning set forth in Section 2.4.

(c) “Beneficial Ownership Cap” shall have the meaning set forth in Section 2.4.

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non- essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of New York generally are open for use by customers on such day.

(f) “Buy-In Price” shall have the meaning set forth in Section 1.4(d)(i).

(g) “Cashless Exercise” shall have the meaning set forth in Section 1.3.

(h) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) any acquisition of this Warrant or any acquisition by any Holder of this Warrant of additional shares of capital stock of the Company or (v) bona fide arm’s length acquisitions by the Company with one or more third parties as long as holders of the Company’s voting power as of the Issue Date continue after such acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of at least 51% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such acquisition. For the avoidance of doubt, a Change of Control will not be deemed to have occurred as a result of any preemptive rights issuance pursuant to the terms of the Series B Preferred Stock.

Ex C-14

(i) “Closing Sale Price” means, for any security as of any date, (i) the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Quotestream or other similar quotation service provider designated by the Holder, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Quotestream or other similar quotation service provider designated by the Holder, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the- counter market for such security as reported by Quotestream or other similar quotation service provider designated by the Holder, or (iii) if no last trade price is reported for such security by Quotestream or other similar quotation service provider designated by the Holder, the average of the bid and ask prices of any market makers for such security as reported by Quotestream or other similar quotation service provider designated by the Holder. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security (as determined in accordance with Section 1.4), then such dispute shall be resolved in accordance with the procedures in Section 1.4(c). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j) “Common Stock” means the Company’s common stock, par value $0.0001, and any other class of securities into which such securities may hereafter be reclassified or changed.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l) “Credit Facility” means that certain Credit and Guaranty Agreement, dated as of June 21, 2024, among the Company, as the borrower, the guarantors party thereto, CCM Denali Debt Holdings, LP and various lenders party thereto and CCM Denali Debt Holdings, LP, as administrative and collateral agent.

(m) “Delivery Failure” shall have the meaning set forth in Section 1.2(c).

(n) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market, or equivalent national securities exchange.

(o) “Exchange Act” shall have the meaning set forth in Section 1.5.

(p) “Excluded Issuance” shall have the meaning set forth in Section 3.4.

(q) “Exercise Date” shall have the meaning set forth in Section 1.1.

(r) “Expiration Date” shall have the meaning set forth in Section 1.1.

Ex C-15

(s) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or any Affiliate of any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. For the avoidance of doubt, this subsection (i) shall not apply to the Holder or its affiliates.

(t) “Holder” means Cerberus, together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof.

(u) “Issue Date” means [●], 2024.

(v) “Notice Failure” shall have the meaning set forth in Section 1.2(c).

(w) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x) “Original Issue Price Per Share” shall have the meaning set forth in Section 3.3(a).

(y) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z) “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(aa) “Principal Market” means the principal securities exchange or trading market where such Common Stock is listed or quoted, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

(bb) “Registration Statement” shall have the meaning set forth in Section 1.2(c).

Ex C-16

(cc) “Required Reserve Amount” shall have the meaning set forth in Section 1.8(a).

(dd) “Share Delivery Date” shall have the meaning set forth in Section 1.5.

(ee) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of June 21, 2024 among Cerberus and the Company.

(ff) “SPA Warrants” shall have the meaning set forth in Section 1.8(a).

(gg) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(hh) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ii) “Trading Day” means any day on which the Common Stock is listed or quoted on its Principal Market, provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

(jj) “Warrant Register” shall have the meaning set forth in Section 4.15.

[Signature page follows]

Ex C-17

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title:

“HOLDER”

CCM DENALI EQUITY HOLDINGS, LP

By:
Name:
Title:

Ex C-18

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right purchase _______________shares of the Common Stock of ________________ (the “Company”) in accordance with the attached Warrant To Purchase Common Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[●]	check in the amount of $ ___________ payable to order of the Company enclosed herewith

[●]	Wire transfer of immediately available funds to the Company’s account

[●]	Cashless Exercise pursuant to Section 1.2 of the Warrant

[●]	Other [Describe] ______________________________________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Securities Purchase Agreement as of the date hereof.

HOLDER:

By:
Name:
Title:
(Date):

Ex C-19

APPENDIX 2

ACKNOWLEDGMENT

The Company hereby acknowledges this Notice of Exercise and hereby confirms it will instruct the Transfer Agent to issue __________ number of shares of Common Stock in accordance with the Notice of Exercise and the delivery requirements of Section 1.5 of the Warrant. .

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title:

Ex C-20

EXHIBIT D

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.5(a) of the Agreement, please provide us with the following information:

1.	The exact name that the Preferred Stock are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:	____________________________

2.	The relationship between the Purchaser of the Preferred Stock and the Registered Holder listed in response to Item 1 above:	____________________________

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:	____________________________

4.	The U.S. Tax Identification Number (or, if an individual, the U.S. Social Security Number) of the Registered Holder listed in response to Item 1 above:	____________________________

Ex D-1

EXHIBIT E

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

As of ___________,

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, NY 10004-1561

Attn: [_______________]

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of [ ], 2024 (the “Agreement”), by and among EOS Energy Enterprises, Inc., a Delaware corporation (the “Company”), and the Purchaser named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Shares”) of [Series A- [●] Preferred Stock][Series B-[●] Preferred Stock, par value $0.0001 per share, [which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)].

This letter shall serve as our irrevocable authorization and direction to you to issue the Shares as book-entry restricted shares in the names and denominations specified on Schedule I hereto. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are, therefore, “restricted securities.” Accordingly, the Shares shall bear the following restrictive legend:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

In addition, for a period of one year following [insert Initial Closing Date], the Shares shall bear the following restrictive legend:

THE SECURITIES REPRSENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANFSER UNDER THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF [  ] , 2024, BETWEEN THE COMPANY AND THE PURCHASER NAMED ON THE SIGNATURE PAGES THERETO.

Ex E-1

This letter shall also serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue shares of Common Stock upon conversion, transfer or resale of the Shares.

You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act, or (2) the Conversion Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within two (2) Trading Days of your receipt of a properly completed and duly executed conversion notice or a notice of transfer of Shares, you shall issue the certificates representing the Conversion Shares registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the Commission under the Securities Act is attached hereto as Annex I.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

EOS Energy Enterprises, Inc.

By:
Name:	Joseph Mastrangelo
Title:	[Chief Executive Officer]

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company

By:
Name:
Title:
Date:	_________, 2024

Ex E-2

EXHIBIT F

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that [●] is the duly elected, qualified and acting Secretary of EOS Energy Enterprises, Inc., a Delaware corporation (the “Company”), and that as such [s/he] is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of [●], 2024, by and among the Company and the Purchaser named therein (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on [●], 2024 approving the Transaction Documents and the transactions contemplated thereby. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, including the Certificate of Designation, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof

3. Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4. Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

[●]	Chief Executive Officer

[●]	Chief Financial Officer

[Signature Page Follows]

Ex F-1

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ________ day of _______________ , 2024.

Name:	[●]
Title:	Secretary

I, [●], Chief Executive Officer, hereby certify that [●] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is [his]/[her] true signature.

Name:	[●]
Title:	Chief Executive Officer

Ex F-2

EXHIBIT A

Resolutions

Ex F-3

EXHIBIT B

Certificate of Incorporation

Ex F-4

EXHIBIT C

Bylaws

Ex F-5

EXHIBIT G

BRINGDOWN OFFICER’S CERTIFICATE

The undersigned, the duly qualified and appointed [●] of Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), does hereby certify, solely in his capacity as an officer of the Company and not in his individual capacity, pursuant to Section 2.5(h) of Securities Purchase Agreement, dated as of [●], 2024, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), that:

(i) the representations and warranties of the Company in Article 3 of the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date;

(ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Securities Purchase Agreement at or prior to the date hereof;

(vi) all Securities that may be issued and sold pursuant to the Securities Purchase Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ______day of ___________, __.

Name:
Title:

Ex G-1

EXHIBIT H

FORM OF OFFICER’S CERTIFICATE

The undersigned, the Chief Executive Officer and Chief Financial Officer of EOS Energy Enterprises, Inc., a Delaware corporation (the “Company”), pursuant to Section 5.1(h) of the Securities Purchase Agreement, dated as of [●], 2024, by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1. The representations and warranties of the Company contained in Article 3 of the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date.

2. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

3. The conditions set forth in Section 5.1(f) of the Securities Purchase Agreement have been satisfied.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ______day of ___________, ___.

Name:	[●]
Title:	Chief Executive Officer

Name:	[●]
Title:	Chief Financial Officer

Ex H-1